Exhibit 99.1

Amendment No. 70 (NE)
SOW:	☑ No
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Pursuant to Instruction 2 to Item 601 of Regulation S-K, NeuStar, Inc. has filed an agreement with the North American Portability Management LLC, as successor to Northeast Carrier Acquisition Company, LLC, which is one of seven agreements that are substantially identical in all material respects other than the parties to the agreements. North American Portability Management, LLC succeeded to the interests of Northeast Carrier Acquisition Company, LLC and each of the other entities listed below. The following list identifies the other parties to the six agreements that have been omitted pursuant to Instruction 2 to Item 601:
•	LNP, LLC (Midwest)

•	Southwest Region Portability Company, LLC

•	Western Region Telephone Number Portability, LLC

•	Southeast Number Portability Administration Company, LLC

•	Mid-Atlantic Carrier Acquisition Company, LLC

•	West Coast Portability Services, LLC
AMENDMENT TO
CONTRACTOR SERVICES AGREEMENT FOR
NUMBER PORTABILITY ADMINISTRATION CENTER / SERVICE
MANAGEMENT SYSTEM
PRICING AND OTHER MODIFICATIONS
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Amendment No. 70 (NE)
SOW:	☑ No
☐ Yes
AMENDMENT NO. 70 UNDER CONTRACTOR SERVICES AGREEMENT
FOR NUMBER PORTABILITY ADMINISTRATION CENTER/SERVICE
MANAGEMENT SYSTEM
Pricing and Other Modifications
1. PARTIES
This Amendment No. 70 (this “Amendment”) is entered into pursuant to Article 30 of, and upon execution shall be a part of, the Contractor Services Agreement for Number Portability Administration Center/Service Management System, as amended and in effect immediately prior to the Amendment Effective Date (each such agreement referred to individually as the “Master Agreement” and collectively as the “Master Agreements”), by and between NeuStar, Inc., a Delaware corporation (“Contractor”), and the North American Portability Management LLC, a Delaware limited liability company (the “Customer”), as the successor in interest to and on behalf of the Northeast Carrier Acquisition Company, LLC (the “Subscribing Customer”).
2. EFFECTIVENESS AND TERM
This Amendment shall be effective as of the last date of execution below (the “Amendment Effective Date”), conditioned upon execution by Contractor and Customer on behalf of all the limited liability companies listed below for the separate United States Service Areas (the “Subscribing Customers”).
•	Mid-Atlantic Carrier Acquisition Company, LLC

•	LNP, LLC (Midwest)

•	Northeast Carrier Acquisition Company, LLC

•	Southeast Number Portability Administration Company, LLC

•	Southwest Region Portability Company, LLC

•	West Coast Portability Services, LLC

•	Western Region Telephone Number Portability, LLC
3. DEFINED TERMS
The number in the upper left-hand corner refers to this Amendment. Capitalized terms used herein without definition or which do not expressly reference another agreement shall have the meanings as defined in the Master Agreement. The term “Allocated Payor” shall have the same meaning set forth in Article 1 of the Master Agreement, as amended by Section 9.2 of Amendment No. 42, i.e., any of the entities that the Contractor is entitled to invoice for Allocated Charges under the FCC’s Matter of Telephone Number Portability, Third Report and Order, CC Docket 95-116, RM 8535, FCC 98-82, as it may subsequently be revised or amended (the “Cost Recovery Order”).
4. CONSIDERATION RECITAL
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Amendment No. 70 (NE)
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In consideration of the terms and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contractor and Customer agree as set forth in this Amendment. The modifications and amendments made herein were negotiated together, and each is made in consideration of all of the other terms and conditions herein. All such modifications and amendments are interrelated and are dependent on one another. No separate, additional or different consideration is contemplated with respect to the modifications and amendments herein.
Contractor and Customer acknowledge that the agreements hereunder have been offered and accepted in part because of past and expected TN Porting Event volumes in the Service Area, and in part because Contractor provides Services, and Customer receives Services, in the Service Area in accordance with the NPAC/SMS Software, functionality, Change Orders, terms and conditions (the “NPAC/SMS Features”) required under all amendments to and Statements of Work under the Master Agreement, and which NPAC/SMS Features have been elected and purchased by Customer on behalf of the Subscribing Customer as of the Amendment Effective Date. The Parties agree and acknowledge that Article 29 of the Master Agreement shall not apply with respect to the execution and delivery of this Amendment, so that this Amendment shall not be considered to be the provision of a centralized NPAC solution.
Neither Contractor nor Customer has made or is hereby making any representations with respect to either the reliability or likelihood of expected or forecasted TN Porting Event volumes in this Service Area individually or cumulatively with any other United States Service Areas, cumulatively or with respect to the realization of any expected or forecasted cost savings. Furthermore, Customer does not guarantee or otherwise promise or assure any TN Porting Event volumes in this Service Area, either individually or cumulatively with other United States Service Areas.
5. APPLICABLE DOCUMENTS
The following internal documents are applicable to this Amendment:

None	Functional Requirements Specifications
None	Requirements Traceability Matrix
None	System Design
None	Detailed Design
None	Integration Test Plan
None	System Test Plan
None	NPAC Software Development Process Plan
None	User Documentation
6. IMPACTS ON MASTER AGREEMENT
The following portions of the Master Agreement are impacted by this Amendment:
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Amendment No. 70 (NE)
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☑	Master Agreement
None	Exhibit B Functional Requirements Specification
None	Exhibit C Interoperable Interface Specification
☑	Exhibit E Pricing Schedules
None	Exhibit F Project Plan and Test Schedule
None	Exhibit G Service Level Requirements
None	Exhibit H Reporting and Monitoring Requirements
None	Exhibit J User Agreement Form
None	Exhibit K External Design
None	Exhibit L Infrastructure/Hardware
None	Exhibit M Software Escrow Agreement
None	Exhibit O Intermodal Ported TN Identification Service Agreement
☑	Exhibit P LEAP Service Agreement
None	Disaster Recovery
None	Back Up Plans
☑	Gateway Evaluation Process (Article 32 of Master Agreement)
7. PRICING
7.1 Exhibit E to Master Agreement
As of the Amendment Effective Date, Exhibit E of the Master Agreement is hereby amended and restated in its entirety as set forth in Attachment 1 hereunder, and Rate Card 5 referenced therein shall be effective retroactively to commence January 1, 2009.
7.2 Addition of New Article 35 to Master Agreement
The Master Agreement is hereby amended as of the Amendment Effective Date by the addition of new Article 35, which will read in its entirety as follows:
     ARTICLE 35 — AGGREGATE PORTING CHARGE AND ADJUSTMENTS
35.1	Calculation of Net National Monthly Aggregate Porting Charge and the Aggregate Porting Charge for the Service Area
The “Net National Monthly Aggregate Porting Charge” for the Applicable Month is computed as follows:
The Base National Monthly Fixed Porting Fee (as defined in Section 35.3 below) for the Applicable Month
-	Minus the National Monthly Fixed Porting Adjustment (as defined in Section 35.4) in the Applicable Month, if any

-	Minus the National Monthly Incentive Porting Adjustment (as defined in Section 35.5) for the Applicable Month, if any
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resulting in the “Adjusted National Monthly Porting Fee” for the Applicable Month
-	Minus the National Monthly Floor Threshold Adjustment (as defined in Section 35.6) for an Applicable Month, if any; or Plus the National Monthly Ceiling Threshold Adjustment (as defined in Section 35.7) for an Applicable Month, if any resulting in the Net National Monthly Porting Fee
-	Minus the Monthly Downward Event Triggered Charge Adjustment (as defined in Section 37.2(a) for an Applicable Month), if any

+	Plus the Monthly Upward Event Triggered Charge Adjustment (as defined in Section 37.1(a) for an Applicable Month), if any resulting in the Net National Monthly Aggregate Porting Charge.
A Net Regional Monthly Aggregate Porting Charge for this Service Area is then computed for every calendar month (the “Applicable Month”) of each calendar year (the “Applicable Year”) during the Initial Term of the Agreement, and shall equal the product of (a) the Net National Monthly Aggregate Porting Charge computed for the Applicable Month, times (b) the fraction having a numerator equal to the average monthly number of TN Porting Events that occurred in this Service Area in (i) the Applicable Month and in (ii) the 11 calendar months immediately preceding the Applicable Month and the denominator equal to the average monthly number of cumulative TN Porting Events that occurred in all United States Service Areas in which Contractor provides NPAC/SMS Services under the Master Agreements with Customer or the Subscribing Customers in (i) the Applicable Month and in (ii) the 11 calendar months immediately preceding the Applicable Month.
The Net Regional Monthly Aggregate Porting Charge (as defined above) for this Service Area may be subject to additional adjustments as follows:
-	Minus the Monthly GEP Porting Charge Adjustment (as defined in Section 32), if any resulting in the Aggregate Porting Charge (as defined in Section 6.2(b)(ii) of this Agreement).
35.2	Nomenclature
For the purposes of computing the Net National Monthly Aggregate Porting Charge, the term “issue” and its derivatives shall refer to the actual reduction of charges set forth in
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an invoice, by the share or portion of such issued installment of a credit, adjustment or reduction set forth in such invoice after the imposition of any monthly or annual caps or limitations on the credit, adjustment or reduction.
35.3	Base National Monthly Fixed Porting Fee
For purposes of this Article 35, the “Base National Monthly Fixed Porting Fee” for an Applicable Month is the fixed charge (prior to the application of any adjustments) for all TN Porting Events that occur during the Applicable Month in all United States Service Areas in which Contractor provides NPAC/SMS Services under the Master Agreements with Customer or the Subscribing Customers, no matter how many TN Porting Events actually occur, as set forth in Column C immediately below, based on the Base National Annual Fixed Porting Fee showing in Column B below corresponding to the Applicable Year in Column A in which the Applicable Month is included:

		BASE NATIONAL MONTHLY
	BASE NATIONAL	FIXED PORTING FEE
APPLICABLE	ANNUAL FIXED	(COLUMN C)
YEAR	PORTING FEE	COMPUTED AS 1/12TH OF
(COLUMN A)	(COLUMN B)	AMOUNT IN COLUMN B
2009	$340,000,000	$28,333,333
2010	$362,100,000	$30,175,000
2011	$385,636,500	$32,136,375
2012	$410,702,872	$34,225,239
2013	$437,398,559	$36,449,880
2014	$465,829,466	$38,819,122
2015	$496,108,381	$41,342,365
The Base National Aggregate Annual Fixed Fee (and consequently the Base National Monthly Fixed Fee) is computed above subject to an annual escalator equal to Six and One Half Percent (6.5%), which escalator shall continue to apply during any extension period under Article 24 of the Agreement.
35.4	National Monthly Fixed Porting Adjustment
For purposes of this Article 35, the “National Monthly Fixed Porting Adjustment” for an Applicable Month is an adjustment that reduces the Base National Monthly Fixed Porting Fee in accordance with Section 35.1. The National Monthly Fixed Porting Adjustment for an Applicable Month is a fixed and definite amount, without regard to the occurrence of TN Porting Events or any adjustments, as set forth in Column B immediately below, based on the National Annual Fixed Porting Adjustment shown in Column B below corresponding to the Applicable Year in Column A in which the Applicable Month is included:
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		NATIONAL MONTHLY FIXED
		PORTING ADJUSTMENT
APPLICABLE	NATIONAL ANNUAL FIXED	(COLUMN C)
YEAR	PORTING ADJUSTMENT	COMPUTED AS 1/12TH OF
(COLUMN A)	(COLUMN B)	AMOUNT IN COLUMN B
2009	$40,000,000	$3,333,333
2010	$25,000,000	$2,083,333
2011	$5,000,000	$416,667
35.5 National Monthly Incentive Porting Adjustment
For purposes of this Article 35, the National Monthly Incentive Porting Adjustment (as defined below) is an adjustment that reduces the Base National Monthly Fixed Porting Fee in accordance with Section 35.1.  The “National Monthly Incentive Porting Adjustment” for an Applicable Month is the sum of the “National Monthly TN Inventory One-Time Adjustment” for the Applicable Month and the “National Monthly New URI One-Time Adjustment” for an Applicable Month.
(a) National Monthly TN Inventory One-Time Adjustment
If the National TN Inventory (as defined below) meets or exceeds the “National TN Inventory Threshold” (set forth below) at the end of any calendar month in the Applicable Year associated with that National TN Inventory Threshold (the “National TN Inventory Adjustment Event”), then Contractor shall determine a total amount from the table below (each, a “National TN Inventory One-Time Adjustment”).

		NATIONAL TN
	NATIONAL TN	INVENTORY
APPLICABLE	INVENTORY	ONE-TIME
YEAR	THRESHOLD	ADJUSTMENT
2009	380,000,000	$7,500,000
2010	420,000,000	$7,500,000
2011	470,000,000	$7,500,000
For purposes of this Section 35.5 and Section 35.7, the “National TN Inventory” shall mean the number, measured as of the end of the last day of each calendar month in an Applicable Year, of the active Subscription Versions (SVs) in all United States Service Areas in the NPAC/SMS administered by Contractor under the several Master Agreements.  A National TN Inventory Adjustment Event may only occur in Applicable Years 2009, 2010 and 2011.
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Upon a National TN Inventory Adjustment Event, Contractor shall divide the National TN Inventory One-Time Adjustment by 12 (resulting in the “National Monthly TN Inventory One-Time Adjustment”).  The Service Area’s share of the National Monthly TN Inventory One-Time Adjustment (apportioned in the same manner as the Net National Monthly Aggregate Porting Charge is apportioned to derive the Net Regional Monthly Aggregate Porting Charge in Section 35.1) shall be reflected commencing with the invoices issued to Allocated Payors in the Service Area, pursuant to Section 35.8 of the this Agreement, in the first month of the subsequent calendar quarter immediately after the month in which the National TN Inventory Threshold Event occurred, and continuing thereafter in each of the subsequent 11 calendar months.
(b)	National Monthly New URI One-Time Adjustment
If (A) Customer executes, on behalf of the seven (7) Subscribing Customers that as of the Amendment Effective Date are a party to a Master Agreement with Contractor a Statement of Work or other amendment for the implementation in the NPAC/SMS of a Covered New URI (as that term is defined below), (B) Contractor has implemented the Covered New URI, (C) Customer has accepted the Covered New URI for operational use by Users, (D) the Covered New URI is included in the group of SV data fields set forth in Footnote 5 to Exhibit E to which the modify of an Active SV results in a TN Porting Event, (E) the Covered New URI has not triggered a New URI One-Time Adjustment in any preceding year and is now eligible for a New URI One-Time Adjustment and (F) no other Covered New URI has triggered a New URI One-Time Adjustment in the current calendar year (the “New URI Adjustment Event”), then Contractor shall calculate a National One-Time New URI Adjustment (as defined below) with respect to each such Covered New URI; provided, however, that in any single calendar year no more than one (1) National One-Time New URI Field Adjustment (as defined below) can be triggered. The occurrence of a New URI Adjustment Event shall be measured on the last day of each Calendar Month to determine whether to issue a National Monthly New URI One-Time Adjustment (as defined below). A National One-Time New URI Adjustment may only occur in calendar years 2009, 2010 and 2011.
Upon a New URI Adjustment Event, Contractor shall issue the resulting National Monthly One-Time New URI Adjustment to reduce the Base National Monthly Fixed Porting Fee in accordance with Article 35.1.
For purposes of this Section, a “Covered New URI” shall mean only the following three NPAC/SMS parameters in the Optional Data field associated with a Subscription Version (SV), which parameters are, as of the Amendment Effective Date of Amendment No. 70, the subject of Change Orders approved by the Local Number Portability Administration Working Group (LNPA-WG):
a. SMS URI
b. Voice URI
c. MMS URI
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Upon a New URI Adjustment Event associated with a Covered New URI, Contractor shall issue an adjustment equal to Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “National One-Time New URI Field Adjustment”) for each such Covered New URI.
Upon attainment of conditions (A), (B) and (C) defining a New URI Adjustment Event above, the Covered New URI shall be included in the group of SV data fields set forth in Footnote 5 to Exhibit E to which the modify of an Active SV results in a TN Porting Event.
Upon a New URI Adjustment Event, Contractor shall divide the National One-Time New URI Field Adjustment by 12 (resulting in the “National Monthly New URI One-Time Adjustment”). The Service Area’s share of the National Monthly New URI One-Time Adjustment (apportioned in the same manner as the Net National Monthly Aggregate Porting Charge is apportioned to derive the Net Regional Monthly Aggregate Porting Charge in Section 35.1) shall be issued commencing with the invoices issued to Allocated Payors in the Service Area, pursuant to Section 35.8 of this Agreement, in the first calendar month of the calendar quarter immediately after the calendar month in which the New URI Adjustment Event occurred, which shall be the first Applicable Month, and in the 11 subsequent Applicable Months.
35.6	National Monthly Floor Threshold Adjustment
For purposes of this Article 35, the “National Monthly Floor Threshold Adjustment” is an adjustment that reduces the Adjusted National Monthly Porting Fee in accordance with Section 35.1.
If the total number of TN Porting Events occurring in all U.S. Service Areas administered by Contractor under Master Agreements in the calendar year immediately preceding an Applicable Year (a “Measuring Year”), with the first Applicable Year for purposes of this Section 35.6 being 2010, is less than the National TN Porting Event Floor (as defined below) for that Measuring Year, as set forth below (the “National Floor Threshold Event”), Contractor shall compute an adjustment (the “National Floor Adjustment”) in accordance with this Section 35.6.
The “National TN Porting Event Floor” for a Measuring Year shall equal the product of (A) and (B) immediately below:
A.	the Imputed Transaction Volume (as that term is defined below) for the Measuring Year; and

B.	the Floor Percentage (as set forth in the table immediately below) for that Measuring Year.

MEASURING
YEAR	FLOOR PERCENTAGE
2009	80%
2010 and beyond	75%
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The Imputed Transaction Volume for purposes of computing the National TN Porting Event Floor for a Measuring Year is a measure of TN Porting Event amounts derived from the sum of the Adjusted National Monthly Porting Fee for all calendar months in the Measuring Year. The Imputed Transaction Volume in a Measuring Year is the number of TN Porting Events that would be necessary to have occurred to result in an amount equal to the sum of the Adjusted National Monthly Porting Fee for all of the calendar months in the Measuring Year if the Amendment No. 57 Pricing (as defined below) would have applied to that number of TN Porting Events. “Amendment No. 57 Pricing” shall mean the pricing for TN Porting Events set forth in Attachment 1A to Exhibit E of the Master Agreement (which corresponds to Rate Card No. 4, introduced in Amendment No. 57, and which was in effect immediately prior to the Amendment Effective Date).
Upon the occurrence of a National Floor Threshold Event, the “National Floor Adjustment” shall for such Measuring Year equal:
A.	the product of (1) the National TN Porting Event Floor AND (2) the Effective Rate (under Amendment No. 57 Pricing) corresponding to such National TN Porting Event Floor amount

MINUS

B.	the product of (1) the total number of TN Porting Events that occurred in all U.S. Service Areas administered by Contractor under Master Agreements during the Measuring Year AND (2) the Effective Rate (under Amendment No. 57 Pricing) corresponding to such total number of TN Porting Events in all U.S. Service Areas administered by Contractor under Master Agreements in the Measuring Year.
The National Floor Adjustment shall be divided by 12 to obtain the “National Monthly Floor Threshold Adjustment,” and the Adjusted National Monthly Porting Fee for Applicable Months in the Applicable Year shall be decreased by an amount equal to the resulting National Monthly Floor Threshold Adjustment in accordance with Section 35.1 above.
35.7	National Monthly Ceiling Threshold Adjustment
For purposes of this Article 35, the “National Monthly Ceiling Threshold Adjustment” is an adjustment that increases the Adjusted National Monthly Porting Fee in accordance with Section 35.1.
If the total number of TN Porting Events occurring in all U.S. Service Areas administered by Contractor under Master Agreements in a Measuring Year, with the first Applicable
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Year for purposes of this Section 35.7 being 2010, is greater than the National TN Porting Event Ceiling for that Measuring Year, as set forth below (the “National Ceiling Threshold Event”), Contractor shall compute the National Ceiling Threshold Adjustment (as defined below) in accordance with this Section 35.7.
The “National TN Porting Event Ceiling” for a Measuring Year shall equal the sum of the following (A) and (B) immediately below:
A.	the product of (1) the Imputed Transaction Volume (as that term is defined below) for the Measuring Year and (2) the Ceiling Percentage (as defined below) for that Measuring Year
PLUS
B.	the National TN Ceiling Threshold Increase (as defined below).
The Imputed Transaction Volume for purposes of computing the National TN Porting Event Ceiling for a Measuring Year is a measure of TN Porting Event amounts derived from the sum of the Base National Monthly Fixed Porting Fee minus the National Monthly Fixed Porting Adjustment for all calendar months in the Measuring Year. The Imputed Transaction Volume in a Measuring Year is the number of TN Porting Events that would be necessary to have occurred to result in an amount equal to the above-referenced summation for all of the calendar months in the Measuring Year if the Amendment No. 57 Pricing would have applied to that number of TN Porting Events.
The “Ceiling Percentage” in a Measuring Year shall equal the sum of the following:
A.	the “Base Ceiling Percentage” of 145% for each Measuring Year

PLUS

B.	New URI Field Ceiling Adjustment (defined below).
For purposes of computing the Ceiling Percentage, the “New URI Field Ceiling Adjustment” shall equal 10 percentage points for each Covered New URI for which a National One-Time New URI Field Adjustment has been issued (even if not fully issued on invoices), pursuant to Section 35.5(b).
A “National TN Ceiling Threshold Increase” shall be computed as follows: if the National TN Inventory number in a Measuring Year has increased from the previous calendar year, then the amount of the annual National TN Porting Event Ceiling for that associated Applicable Year shall be increased one time only by the product of the following:
A.	1.1
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TIMES

B.	the net increase in the National TN Inventory number.
whereby the National TN Inventory shall be measured for each of calendar year 2009, 2010 and 2011 as of the beginning of January 1 and the end of December 31 of each such calendar year (for example, if the TN Inventory number measured on January 1, 2009 equals 400 million and the TN Inventory number measured on December 31, 2009 equals 450 million, then the corresponding National TN Ceiling Threshold Increase for calendar year 2010 shall equal 55 million [i.e., 1.1 x 50 million], but only for calendar year 2010 as the Applicable Year).
Upon the occurrence of a National Ceiling Threshold Event, the “National Ceiling Threshold Adjustment” shall for such Measuring Year equal:
A.	the product of (1) the total number of TN Porting Events that occurred in all U.S. Service Areas administered by Contractor under Master Agreements during the Measuring Year AND (2) the Effective Rate (under Amendment No. 57 Pricing) corresponding to such total number of TN Porting Events in all U.S. Service Areas administered by Contractor under Master Agreements in the Measuring Year
MINUS
B.	the product of (1) the National TN Porting Event Ceiling AND (2) the Effective Rate (under Amendment No. 57 Pricing) corresponding to such National TN Porting Event Ceiling amount.
The National Ceiling Threshold Adjustment shall be divided by 12 to obtain the National Monthly Ceiling Threshold Adjustment, and the Adjusted National Monthly Porting Fee for Applicable Months in the Applicable Year shall be increased by an amount equal to the resulting National Monthly Ceiling Threshold Adjustment in accordance with Section 35.1 above.
35.8	Division, Application and Invoicing Among Allocated Payors in the Service Area
(a)	Issuance of a Covered Adjustment
For purposes of this Article 35, a “Covered Adjustment” shall mean any of the following:
•	National Monthly Fixed Porting Adjustment

•	National Monthly Incentive Porting Adjustment

•	National Monthly Floor Threshold Adjustment
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•	Monthly Downward Event Triggered Charge Adjustment

•	Monthly GEP Porting Charge Adjustment
Each Allocated Payor’s share of each of a Covered Adjustment shall be issued in the same manner as the division, apportioning and invoicing of Allocated Charges is determined under SOW11 and in accordance with the Cost Recovery Order, pursuant to Section 6.6(c) of this Agreement, and shall be issued as a reduction against all charges for Services shown on such invoice and allocable or chargeable to such Allocated Payor under the Master Agreement, but not including charges allocable or chargeable pursuant to a Statement of Work for Additional Services. If for any Allocated Payor the amount of a Covered Adjustment issued on that invoice does not apply in full such Allocated Payor’s share of the Covered Adjustment, then the remaining share of such unapplied Covered Adjustment allocable to that Allocated Payor shall be issued again on the next monthly invoice, and any subsequent invoices as necessary, of such Allocated Payor in the amount of the lesser of (i) the full amount of the remaining unapplied amount of the Covered Adjustment allocable to that Allocated Payor or (ii) the full amount of all charges for Services shown on such invoice and allocable or chargeable to such Allocated Payor under this Agreement, but not including charges allocable or chargeable pursuant to a Statement of Work for Additional Services, until the share of each Covered Adjustment allocable to that Allocated Payor is fully issued. In no event shall any amount of a share of a Covered Adjustment that is not fully issued result in a monetary payment of any kind, including, without limitation, as a result of the expiration or termination of this Agreement, other than the application of such Covered Adjustment as a reduction against charges for Services shown on such invoice and allocable or chargeable to such Allocated Payor.
(b)	Invoice Itemization
The invoices in which each Allocated Payor’s share of the Covered Adjustment is first issued (as of the Amendment Effective Date of Amendment No. 70 ) shall clearly identify and itemize the amount of both the amount of the Covered Adjustment and the share of the Covered Adjustment allocable to the Allocated Payor that is issued on the invoice. Any amount of such Covered Adjustment and an Allocated Payor’s share of any of the Covered Adjustment that remains after issuance on that invoice shall be aggregated with and added to amounts of the Allocated Payor’s share of such Covered Adjustment remaining for application on future invoices. Any such amounts of such Covered Adjustment and the Allocated Payor’s share of the Covered Adjustment issued on subsequent invoices shall be clearly identified on such invoice and any subsequent invoices.
(c)	Invoice Explanation and Records
Each Allocated Payor shall be provided by Contractor with access, at no additional charge, to a secure, password-protected Web site that will provide a report identifying the issuance and application of the Allocated Payor’s share of each Covered Adjustment.
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Such report will be provided for a period of twelve (12) months after the date of the invoice in which each such Covered Adjustment was last applied. Further, Contractor shall consult with Customer prior to issuance of a form cover letter to accompany those invoices to Allocated Payors for which amounts of the Covered Adjustment are first issued. Notwithstanding the foregoing, Contractor shall continue to issue its explanatory cover letter with its invoices.
(d)	Preservation of Rights of Setoff
Allocated Payors retain their right of set-off against all charges for Services allocable to Allocated Payors under this Agreement, including, but not limited to Aggregate Porting Charge, for Contractor’s failure to properly and accurately compute, issue and apply any Covered Adjustment.
8. INVOICES ISSUED AS OF THE AMENDMENT EFFECTIVE DATE
8.1 No Cost Development
The development and implementation of the invoices as required under this Article 8 shall be at no cost to Customer and Allocated Payors in the Service Area.
8.2 January 2009 Through May 2009 Invoices
For purposes of Section 35.8(b) of the Master Agreement, the setting forth of the share of a Covered Adjustment in a Monthly Invoice shall not include the identification or itemization of the National Monthly Fixed Porting Adjustment for the following 2009 invoices: January, February, March, April and May (the “First Group of Invoices”). Contractor shall send the January 2009 invoice to Allocated Payors (scheduled for sending by the 11th Business Day of February, 2009) no later than February 28, 2009. The sending by such date shall (with respect to sending of the January 2009 invoice) constitutes satisfaction of Element No. 7a, Billing Timeliness of Delivery Satisfaction, pursuant to Article 32 of the Master Agreement.
The computation, division, apportioning, issuance, application, and invoicing of any invoices in the First Group of Invoices sent under Exhibit E, as amended by this Amendment, shall be auditable and included in determining “Billing Timeliness” for purposes of Element No. 7a, determining “Billing Accuracy” for purposes of Element No. 7b, and determining “Reporting” for purposes of Element No. 2 of the Gateway Evaluation Process, as set forth in Article 32 of the Agreement, only upon the third (3rd) Billing Cycle after its sending; provided that Customer and Contractor have issued an updated GEP Metrics Document as set forth in Article 32 of this Agreement. All invoices in the First Group of Invoices issued prior to the date of such Third
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Billing Cycle shall be deemed timely for purposes of Element No. 7a, accurate for purposes of Element No. 7b, satisfied for purposes of Element No. 2 of the Gateway Evaluation Process. Nothing herein shall preclude Contractor from issuing an adjustment credit to reflect the proper computation, division, apportioning, issuance, application, and invoicing under any one or more invoices issued thereafter in accordance with the updated GEP Metrics Document. For purposes of the GEP, a copy of this Amendment shall serve as a waiver letter signed by Contractor and Customer.
8.3 June 2009 Invoices and Thereafter
For purposes of Section 35.8(b) of the Master Agreement, the setting forth of the share of a Covered Adjustment in a Monthly Invoice shall include the identification and itemization of the National Monthly Fixed Porting Adjustment beginning with the June 2009 invoice.
The computation, division, apportioning, issuance, application, and invoicing of the June 2009 and July 2009 invoices under Exhibit E, as amended by this Amendment, shall be auditable and included in determining “Billing Timeliness” for purposes of Element No. 7a, determining “Billing Accuracy” for purposes of Element No. 7b, and determining “Reporting” for purposes of Element No. 2 of the Gateway Evaluation Process, as set forth in Article 32 of the Agreement, only upon the third (3rd) Billing Cycle after its sending; provided that Customer and Contractor have issued an updated GEP Metrics Document as set forth in Article 32 of this Agreement. All invoices issued prior to the date of such invoice after the Third Billing Cycle shall be deemed timely for purposes of Element No. 7a, accurate for purposes of Element No. 7b, satisfied for purposes of Element No. 2 of the Gateway Evaluation Process. Nothing herein shall preclude Contractor from issuing an adjustment credit to reflect the proper computation, division, apportioning, issuance, application, and invoicing under any one or more invoices issued thereafter in accordance with the updated GEP Metrics Document. For purposes of the GEP, a copy of this Amendment shall serve as a waiver letter signed by Contractor and Customer.
9. LSMS PLANNING ASSISTANCE — ADDITION OF NEW ARTICLE 36 TO MASTER AGREEMENT
The Master Agreement is hereby amended as of the Amendment Effective Date by the addition of Article 36, which will read in its entirety as follows:
ARTICLE 36 — LSMS PLANNING ASSISTANCE
  On a monthly basis, beginning in March 2009, and at no cost to Customer or any Users, Contractor shall provide to Customer a report (the “Capacity Report”) setting forth the following information in the Service Area:
•	Total number of Subscription Version (SV) records for non-EDR and EDR-capable (carrier) databases.

•	SV forecast for 24 calendar months forward, utilizing extrapolation of trends and anticipated projects.
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Contractor shall provide the Capacity Report to Customer by mutually-agreeable electronic means (e.g., e-mail). In addition, Contractor shall post the Capacity Report on the secure version of its NPAC Web site. The Capacity Report shall not be considered a Periodic Report under Exhibit H to this Agreement and shall not be subject to Article 32 of this Master Agreement.
10. AGREEMENTS CONCERNING LEAP
10.1 Amendment to the Master Agreement
The Master Agreement is hereby amended as of the Amendment Effective Date by amendment of Section 15.8(f)(i) to read in its entirety as follows:
(i)	User Data Elements Provided. As part of the LEAP Service, Contractor shall make available (A) the NPAC SPID of the service provider associated with a telephone number, (B) the identity of that service provider, (C) the date on which the port(s) from one service provider (by NPAC SPID) to another service provider (by NPAC SPID) occurred with respect to that telephone number, (D) current contact name and number, if available, for each service provider as submitted in any manner to the NPAC by each service provider as its law enforcement and/or emergency contact, and (E) AltSPID parameter under the Optional Data Field, and no other User Data elements, for each of the 7 United States Service Areas. The elements referred in (A), (B), and (C) in the immediately preceding sentence shall be referred to as “LEAP Data Elements.”
10.2 Amendment to LEAP Services Agreement
The Parties shall promptly after the Amendment Effective Date issue an updated LEAP Service Agreement to reflect the new list of authorized LEAP Data Elements, although Contractor shall be authorized to add the AltSPID parameter under the Optional Data field in the list of LEAP Data Elements as part of the LEAP Service while the Parties issue an updated LEAP Service Agreement.
11. GRANTING OF SECURITY INTERESTS
The Master Agreement is hereby amended as of the Amendment Effective Date by amendment of Article 22 to read in its entirety as follows:
ARTICLE 22 — ASSIGNMENT, OTHER TRANSFER, AND SUBCONTRACTING
22.1 Consent Required
Except as provided otherwise in this Article, neither Party shall (i) assign or otherwise transfer any rights or obligations under this Agreement or any Statement of Work without
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the prior written consent of the other Party, or (ii) subcontract any obligations under this Agreement without the prior written consent of the other Party, and, in each case, such consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary in the preceding sentence, Contractor shall not require the prior consent of Customer to subcontract any portion of the work covered under this Agreement or under any Statement of Work to any subcontractor specifically mentioned in its Proposal. Any such assignment made without the prior written consent of the other Party shall be void. Contractor’s request for consent to an assignment or transfer of rights or obligations to any entity which is not a Neutral Third Party shall constitute adequate grounds for withholding such consent.
22.2 Assignment of Monies Due
Notwithstanding the foregoing, Contractor may, upon written notice to Customer, assign monies due or that are to become due under a Statement of Work, provided that no such assignment may impose upon Customer or Users any obligations in addition to or different than those set forth in this Agreement or the subject Statement of Work, or preclude Customer or Users from dealing solely and directly with Contractor in all matters pertaining to this Agreement or the subject Statement of Work, including the negotiation of amendments and the settlement of disputed invoices.
22.3 Granting of Security Interests
Nothing in this Agreement or any other agreement between the Contractor or Customer shall (i) prohibit Contractor from granting a security interest in the Agreement or in any of its assets, including those used for, derived from or related to the Agreement, or (ii) prohibit Contractor from pledging or otherwise assigning monies due or that are to become due under the Master Agreement or any Statement of Work or any of Contractor’s assets, including those used for, derived from or related to the Agreement or any Statement of Work, in either case as collateral or security in connection with incurring indebtedness; provided, however, that any enforcement of any such security interest by a lender (or agent or trustee for any lender or group of lenders), to the extent such enforcement involves the assignment or subcontracting of any duties or obligations of the Contractor under the Agreement or any Statement of Work, shall require the prior written consent of Customer.
The Contractor will provide written notice to Customer within five (5) business days after any such grant of a security interest in the Agreements, or pledge or assignment of monies due or that are to become due under the Agreement or any Statement of Work.
Any indebtedness that involves the grant of a security interest in the Agreement, or a pledge or assignment of monies due or that are to become due under the Agreement or any Statement of Work will be incurred by Contractor consistent with all of its then-applicable neutrality obligations, including without limitation those set forth in this
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Agreement and those issued by the U.S. Federal Communications Commission, and no such grant of a security interest or assignment or pledge may impose upon Customer or Users any obligations in addition to or different than those set forth in this Agreement and any Statement of Work, or preclude Customer or Users from dealing solely and directly with Contractor in all matters pertaining to this Agreement and any Statement of Work, including the negotiation of amendments and the settlement of disputed invoices, provided, however, that the terms of such grant of a security interest or assignment or pledge may permit the lender (or agent or trustee for any lender or group of lenders) to require payment directly from Users pursuant to the enforcement of any such security interest or assignment or pledge.
12. COOPERATION
Customer and Subscribing Customer shall duly authorize and direct its co-chairs and counsel, if necessary as decided by the Customer, to support, and reasonably cooperate and coordinate with Contractor in supporting all of the following in connection with any activity before any Regulatory Entity (as that Term is defined in Article 37 of the Master Agreement), including but not limited to appearances, requests, communications, filings, submissions, or other similar activities:
(a)	that to the best of its knowledge and belief, the Master Agreement, including all Statements of Work and amendments thereof, including this Amendment, were entered into in accordance with all legal, regulatory and organizational requirements applicable to Customer or Subscribing Customer; and

(b)	that in its judgment, this Amendment is in the best interests of the NPAC/SMS Users and Allocated Payors under the various Master Agreements.
For purposes of this Article 12, organizational requirements applicable to Customer or Subscribing Customer include those requirements normally set forth in operating agreements, by-laws, articles of incorporation, membership or shareholder agreement, or other similar documents governing Customer’s operations, membership, management, or affairs. In addition no representatives of the Customer who are not members of the Customer, acting on behalf of the Customer, shall directly or indirectly act in opposition to the conduct and activities of the co-chairs and counsel under this Article 10. In support of the obligations set forth in this Article 12, Customer shall forward to any representative who is not a member of the Customer, and who is acting on behalf of Customer in connection with the conduct and activities of the co-chairs and counsel under this Article, any materials or information that Contractor provides Customer in support of this Article.
13. CONFORMING AMENDMENTS
13.1 Gateway Evaluation Process under Article 32
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The Parties acknowledge that the amendments to Exhibit E to the Master Agreement as set forth in Article 35 of the Master Agreement replace the computation of an effective rate for TN Porting Event charges with an annual Net Regional Monthly Aggregate Porting Charge, and therefore the requirements of the Gateway Evaluation Process (“GEP”) set forth in Article 32 of the Master Agreement (originally introduced by SOW 25) must be amended to reflect that computation. Therefore, on the date on which Exhibit E, as amended and restated in accordance with Article 7 of this Amendment became effective, Article 32 is hereby deleted in its entirety and replaced by amended and restated Article 32, which is attached hereto as Attachment 2.
13.2 Aggregate Porting Charge under Section 6.2(b)(ii)
Section 6.2(b)(ii) of the Master Agreement is hereby deleted in its entirety and replaced with the following:
(ii) Ported Telephone Numbers.
The charge for TN Porting Events set forth in Category 2 of Schedule 1 of the Pricing Schedules of Exhibit E that occur in this Service Area shall be computed for every calendar month (the “Aggregate Porting Charge”) as set forth in set this Attachment 1 to Exhibit E. The Aggregate Porting Charge shall be allocated to Allocated Payors in the Service Area in accordance with the FCC’s Third Report and Order, CC Docket 95-116, RM 8549, FCC 98-82 (“Cost Recovery Order”).
13.3 Addition of New Article 37 to Master Agreement
(a) Rescission of Certain Sections under Amendment No. 57
Effective on the Amendment Effective Date, Sections 8.3, 8.4, 8.6, and 8.7 under Amendment No. 57 are hereby rescinded and shall have no further force or effect.
(b) Addition of New Article 37 to Master Agreement
The Master Agreement is hereby amended as of the Amendment Effective Date by the addition of Article 37, which is set forth in Attachment 4 hereto.
14. ADMINISTRATIVE AMENDMENTS
14.1 Notices
The notices provision of Section 27.6 of the Master Agreement is hereby amended to provide that all notices or other communications required or permitted to be given under the Master Agreement shall be in writing (unless otherwise specifically provided herein) and delivered or addressed as follows:

If to Customer:	Both then-current Co-Chairpersons of Customer at the address provided to Contractor
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with a copy to:	Dan Sciullo
c/o Berenbaum, Weinshienk & Eason, P.C.
370 Seventeenth Street, Suite 4800
Denver, Colorado 80202-5626

If to Contractor:	Michael O’Connor
Vice President, Customer Relations
NeuStar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166
Tel: (571) 434-5540
Fax: (631) 376-0849

with a copy to:	General Counsel
NeuStar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166
Tel: (571) 434-5744
Fax: (571) 434-5735
14.2 Exhibit I
Exhibit I is hereby deleted and replaced in its entirety with the copy attached hereto as Attachment 3.
15. MISCELLANEOUS
15.1	Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms. From and after the Amendment Effective Date hereof, any reference in the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the Amendment Effective Date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit, as modified and amended by this Amendment. From and after the Amendment Effective Date, Statement of Work shall be a part of the Master Agreement, including its Exhibits, and, as such, shall be subject to the terms and conditions therein. Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and neither this Amendment nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.

15.2	If any provision of this Amendment is held invalid or unenforceable the remaining provision of this Amendment shall become null and void and be of no further force or effect. If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this Amendment or the Master Agreement, this
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Amendment is required to be rescinded or is declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or otherwise seek clarification of such Ineffectiveness Determination, this Amendment shall be rescinded and of no further force or effect retroactively to the Amendment Effective Date. Consequently, the Master Agreement in effect immediately prior to the Amendment Effective Date shall continue in full force and effect in accordance with its terms, unchanged or modified in any way by this Amendment. In the event of an Ineffectiveness Determination, any amounts that would have otherwise been due and payable under the terms and conditions of the Master Agreement, in effect immediately prior to the Amendment Effective Date (including, but not limited to any adjustments necessary to retroactively re-price TN Porting Events under Exhibit E from the Amendment Effective Date through the date of the Ineffectiveness Determination, or other amounts or credits, to any party hereunder), shall be invoiced by Contractor at the earliest practical Billing Cycle in accordance with the Master Agreement and shall be due and payable in accordance with the applicable invoice therewith or shall be credited or applied for the benefit of the Customer or any Allocated Payor in accordance with the Master Agreement.

15.3	This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

15.4	If at any time hereafter a Customer, other than a Customer that is a party hereto desires to become a party hereto, such Customer may become a party hereto by executing a joinder agreeing to be bound by the terms and conditions of this Amendment, as modified from time to time.

15.5	This Amendment is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either party, including the party that drafted the Agreement in its final form.

15.6	This Amendment sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto. The modifications, amendments and price concessions made herein were negotiated together and collectively, and each is made in consideration of all of the other terms herein. All such modifications, amendments and price concessions are interrelated and are dependent on each other. No separate, additional or different consideration is contemplated with respect to the modifications, amendments and price concessions herein.
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            ☐Yes
IN WITNESS WHEREOF, the undersigned have executed this Amendment:
CONTRACTOR: NeuStar, Inc.

By: Its:	/s/ Michael O’Connor VP — Customer Relations
Date:	28 JAN 2009

CUSTOMER: North American Portability Management LLC, as successor in interest to and on behalf of the Northeast Carrier Acquisition Company, LLC

By: Its:	/s/ Melvin Clay NAPM LLC Co-Chair
Date:	January 28, 2009

By: Its:	/s/ Timothy Decker NAPM LLC Co-Chair
Date:	28 JAN 2009

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            ☐Yes
ATTACHMENT 1
TO
AMENDMENT NO. 70
Amended and Restated Exhibit E
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EXHIBIT E — PRICING SCHEDULES
The following schedules set forth the prices at which Contractor will be compensated for rendering the Services under the Agreement. A general description of these charges and the methods of billing therefor are set forth in Section 6 of the Agreement. See Agreement for other applicable charges.
Schedule 1
Service Element Fees/Unit Pricing

Category	Service Element	Unit	Price
1. Monthly Charges	Dial-up Port to NPAC network	per dial-up port	$400.00

	Dedicated Port to NPAC network[1]	per dedicated line port (DS-0)	$500.00

[1]	Monthly port charges recover various capital, operating, and maintenance costs associated with providing access to the NPAC/SMS service to NPAC Users through dedicated links. These costs are generally related to costs of the data communications network infrastructure and various communications, security, operating, and help-desk services, delivered at the required 99.9% service availability levels, not associated with the delivery of NPAC/SMS transactions or record storage. The specific cost elements include:
•	Fault-tolerant data communications routers

•	Fault-tolerant data communications IP switches

•	Fault-tolerant front-end communications servers for CMISE and secure web services

•	Network infrastructure: wiring, cross-connect panels, test and monitoring equipment

•	RADIUS CHAP authentication servers

•	SecurID Smartcard ACE authentication servers

•	V-One Smartwall Internet authentication servers

•	Security key certification servers

•	Internet firewall bastion servers and access facilities

•	Inter-NPAC site communications facilities

•	Network management systems

•	Network operations, monitoring, and service level reporting

•	Traffic monitoring, engineering, management, and network utilization reporting

•	Network-portion of help-desk

•	Domain name service

•	E-mail service

•	FTP service

•	Public web (electronic bulletin board) service

•	NNTP (network time) service

•	Encryption key management

•	Link engineering services
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Category	Service Element	Unit	Price
	Dedicated Port to NPAC network[2]	per dedicated line port (DS-1)	$ 4,000.00

	Dedicated Port to NPAC network per virtual POP	per dedicated line port (DS-0)	$ 770.00

	Dedicated Port to NPAC network per virtual POP	per dedicated line port (DS-1)	$ 6,150.00

	VPN Access to NPAC network[3]	per VPN Connection up to 24Mbs	$ 400.00

2. Per User/Per Request Charges
	Billable NPAC User Support Manual Request[4]	For a contact initiated during Normal Business Hours	$ 15.00 per Billable NPAC User Support Manual Request

	Billable NPAC User Support Manual Request[4]	For a contact initiated outside of Normal Business Hours	- $100 per hour, or fraction thereof, of actual cumulative contact outside of Normal Business Hours plus
- $15.00 per Billable NPAC User Support Manual Request, if the contact constitutes a Billable NPAC User Support Manual Request
•	Link, firewall, and authentication provisioning

•	Link activation testing

•	Network service activation testing (for non-SMS services, such as: DNS, e-mail, FTP, NNTP, public web and routing protocols

•	Periodic link testing

[2]	See Note 1 above.

[3]	The foregoing does not include costs and charges related to User’s access to the Internet, which costs and charges are the sole responsibility of the User.

[4]	Charge applies only to “Billable NPAC User Support Manual Requests” in accordance with Section 6.2(b)(i) of the Agreement. For such purposes, Billable NPAC User Support Manual Requests shall only include those contacts listed below in the Billable NPAC User Support Manual Requests Table, as such table may be amended from time to time in writing by agreement of the Contractor and the Customer, executed by such Contractor and Customer.
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Category	Service Element	Unit	Price
	TN Porting Event[5]	Subject to the requirements of the Agreement, the Aggregate Porting Charge allocable to Allocated Payors in the Service Area is determined in accordance with the following:

Rate Card No. 1: Deleted.

Rate Card No. 2. Deleted.

Rate Card No. 3 (2007): Deleted.

Rate Card No. 4 (2009 and Thereafter):
As set forth in Attachment 1A to this Exhibit E.

Rate Card No. 5 (2009 and thereafter):
As set forth in Attachment 1 to this Exhibit E.

[5]	For purposes of determining the Aggregate Porting Charge in the Service Area, a TN Porting Event shall be considered to have occurred and shall be included in computing the Aggregate Porting Charge (and any component thereof, including applicable adjustments) in the Service Area only when both events (a) and (b) below occur:
(a)	Request Compliance — The NPAC/SMS complies with a Proper Request that results in a create, delete, or modify of an active subscription version (an “Active SV”) for all LNP Types. A request that results in a create, delete, or modify of an Active SV for all LNP Types is deemed to be proper (a “Proper Request”) when such request is initiated, generated, or otherwise authorized by:
1)	an NPAC User using its NPAC SOA interface or LSMS interface or the NPAC operations GUI,

2)	an NPAC User relying on a surrogate’s NPAC SOA interface or LSMS interface or a surrogate’s use of the NPAC operations GUI (the surrogate is an NPAC User),

3)	an NPAC User acting through NPAC personnel,

4)	an NPAC User’s surrogate acting through NPAC personnel (the surrogate is an NPAC User),

5)	the National Pooling Administrator in its role as defined by the INC Thousand Block Number Pool Administration Guidelines acting through NPAC personnel, or

6)	any other method or process approved by the NAPM LLC.
A Proper Request that involves NPAC personnel can be made in writing or orally and shall be documented by NPAC personnel. Contractor will credit and not include any TN Porting Events in computing the Aggregate Porting Charge (and any component thereof, including applicable adjustments) that are generated as a result of NPAC personnel error. Contractor will maintain adequate documentation for auditing purposes.

(b)	Initial Broadcast — Following a Proper Request, there is an initial broadcast notifying all subtending LSMSs for which the broadcast is destined that the Active SV has been created, deleted, or modified as a result of the Proper Request (the “Initial Broadcast”) for all LNP types. For LNP type POOL, an Initial Broadcast is both (i) the broadcast to EDR-enabled LSMSs of a create, delete, or modify of an active block (an “Active Block”) (the broadcast being a broadcast of NPA-NXX-X data rather than of SV data), and (ii) the broadcast to non EDR-enabled LSMSs of the corresponding LNP Type POOL SVs that are created, deleted, or modified as a result of an Active Block being created, deleted, or modified. If there is no LSMS available to receive the Initial Broadcast of the created, deleted or modified Active SV (i) due to the use of a filter or (ii) because an Active Block is involved and all subtending LSMSs for which the broadcast is destined are EDR-enabled, then the creation, deletion, or modification of the Active SV in the NPAC SMS following a Proper Request shall be deemed sufficient for the TN Porting Event to be considered to have occurred. Re-broadcasts are not TN Porting Events.
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Category	Service Element	Unit	Price
	Standard Reports[6]	per standard report generated	$150.00

	Initial Ad Hoc Reports[7]	per hour	$100.00

	Subsequent Ad Hoc Reports	Per Report	$100.00

	Bulk Data Downloads for delivery at a specific time outside Normal Business Hours.[8]	Per Bulk Data Download per Service Area	$150.00

	Bulk Data Download provided to User with suspended association during the Initial Suspension period	BDD per NPAC Service Area provided during Initial Suspension period (one per day per applicable NPAC Service Area must be accepted), as provided by SOW24, as revised.	One BDD in each NPAC Service Area per day: no charge
A modify of an Active SV as a result of a Proper Request in (a) above, followed by the Initial Broadcast in (b) above, is considered the occurrence of only a single TN Porting Event irrespective of the number of fields in the Active SV being replaced and irrespective of whether the data in the field(s) actually is changed. A subsequent modify of the same Active SV as a result of a Proper Request in (a) above, followed by the Initial Broadcast in (b) above, is considered to be the occurrence of an additional TN Porting Event. The modify of an Active SV that is considered to cause the occurrence of TN Porting Event applies only to the following fields:
•	Location Routing Number (LRN)

•	CLASS Destination Point Code (CLASS DPC)

•	CLASS Sub System Number (CLASS SSN)

•	LIDB Destination Point Code (LIDB DPC)

•	LIDB Sub System Number (LIDB SSN)

•	CNAM Destination Point Code (CNAM DPC)

•	CNAM Sub System Number (CNAM SSN)

•	ISVM Destination Point Code (ISVM DPC)

•	ISVM Sub System Number (ISVM SSN)

•	WSMSC Destination Point Code (WSMSC DPC)

•	WSMSC Sub System Number (WSMSC SSN)

•	Billing ID

•	End User Location Value

•	End User Location Type

•	SV Type

•	Optional Data
o	altSPID

o	altEULV

o	altEULT

o	altBillingID
The determination of the occurrence of a TN Porting Event is unaffected by the use of ranges, or the involvement of an Active Block, because the occurrence of a TN Porting Event is only based on whether an Active SV is created, deleted, or modified in the NPAC/SMS and is not related to the number of messages sent between the NPAC/SMS and its Users after or in connection with a Proper Request. Each Active SV is associated with a single TN. Neither the provision of a Bulk Data Download (i.e., “BDD”) nor a SPID Mass Update Request File (i.e., “SMURF”) is an Initial Broadcast.

[6]	There is no charge for the “User Profile” Standard Report.

[7]	At Contractor’s discretion, an Initial Ad Hoc Report request will be treated as a subsequent Ad Hoc Report request if it is similar to a previously requested Ad Hoc Report.

[8]	There is no charge for Bulk Data Downloads that are to be delivered at a specific time within Normal Business Hours. Requests that fail to state delivery time will be treated as requests for delivery during Normal Business Hours.
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Category	Service Element	Unit	Price
	Bulk Data Download provided to User with suspended association during the Continued Suspension period.	BDD per NPAC Service Area provided during Continued Suspension period (one per day per applicable NPAC Service Area must be accepted), as provided by SOW24, as revised.	$500 for each NPAC Service Area BDD provided

	Inadvertent Port (SOW 19)	Per request for assistance, up to 15 TNs or ranges of TNs	$250.00

	Dedicated Technical Support[9]	Per hour	$150.00

3. Non-Recurring Charges
	Log-on ID Charge[10]	one time per Log-on ID established	$1,000.00

	Mechanized Interface[11]	one time per interface association	$17,600.00

[9]	Dedicated Technical Support is provided only upon User’s request. The rate does not apply to testing support such as is done for new User Testing, or in connection with new NPAC release testing, or for testing against a current NPAC release.

[10]	The one-time Log-on ID charge recovers the costs associated with establishing, testing, and maintaining a Log-on ID for either a mechanized system (system User) or NPAC operations GUI (OpGUI) User. OpGUI Users are issued SecurID smartcards that are used to authenticate OpGUI access. System Users, while they do not use smartcards, have additional ACSE-related security facilities (encryption key list management) that are roughly equivalent in cost to the smartcard. The specific cost elements include:
•	Application processing costs (access privileges questionnaire, User verification, etc.)

•	Assignment of interim Log-on prior to issuance of permanent Log-on ID

•	Provisioning of NPAC/SMS User table, NPAC/SMS system

•	Smartcard issuance and provisioning for OpGUI Users

•	Generation and exchange of encryption key list for system Users

•	Log-on, access privileges and smartcard authentication testing

[11]	The Mechanized Interface charge recovers the costs of provisioning and Turnup Testing associated with activating a mechanized interface association to the NPAC/SMS. The specific cost elements include: (a) provisioning of ACSE and CMISE access tables, security monitoring tables, and network management systems; and (b) Turnup Testing consisting of stack-to-stack, object-to-object, and application-to-application testing. The Mechanized Interface charge also includes the cost of any retesting of the NPAC/SMS required as the result of any Material Defect identified during such testing or any retesting. “Turnup Testing” is currently defined, per the ICC NPAC SMS Committee and Operations Committee, as a 7-week process, involving 5 weeks of actual testing consisting of a majority subset of the interface Interoperability Testing. These tests are conducted between the production LSMS/SOA carrier system and the NPAC/SMS Production Computer System over the production network facilities prior to activating it as a live interface association. This Service Element is only required for Users with mechanized interfaces to the NPAC/SMS, and not for Users that will only use the OpGUI interface to the NPAC/SMS. Turnup Testing, while conducted at the NPAC/SMS Production Computer System, is performed by a separate support team and is therefore an incremental cost to normal NPAC/SMS operations. If the Turnup Test Plan is modified for any reason and such modification results in an agreed upon reduction in the required level of mechanized interface testing, the Parties will enter into a Statement of Work hereunder providing for an appropriate adjustment to the prices set forth in Category 3 of Schedule 1 of the Pricing Schedules to reflect the reduced level of testing.
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Amendment No. 70 (NE)
SOW: ☑ No
            ☐Yes
Billable NPAC User Support Manual Request Table

Category	Description of Request
Create SV	New SP asks Help Desk to issue new SP Create, for single TN or range of TNs

Create SV	Old SP asks Help Desk to issue old SP Create, for single TN or range of TNs

Prevent SV Activation	Old SP asks Help Desk to change concur flag to “false” on pending SV (or SVs, for range of TNs)

Activate SV	New SP asks Help Desk to activate a pending SV for a single TN (or SVs, for a range of TNs)

Remove Prevention of SV Activation	Old SP (or New SP, after due date or t2 timer’s expiration) asks Help Desk to change concur flag to “true” on pending SV (or SVs, for range of TNs)

Modify Pending SV	New SP asks Help Desk to modify single SV (or SVs, for a range of TNs)

Disconnect TN	Current SP asks Help Desk to issue disconnect for TN (or range of TNs)

Cancel Pending SV	Old SP or New SP asks Help Desk to issue its cancel for pending SV (or SVs, for range of TNs)

Look Up SV	SP asks Help Desk to look up active SV for a TN (or SVs for range of TNs)

Modify Active SV	Current SP asks Help Desk to modify single active SV

Audit SV	SP asks Help Desk to issue audit request for a TN, or range of TNs, with SV(s) in active state

Look Up Network Data	SP asks Help Desk to look up NPA-NXX, NPA-NXX ID, LRN, or LRN ID to determine associated SPID and/or ID

Change Network Data	SP asks Help Desk to add to or to delete from the NPAC’s network data an NPA-NXX(s) or LRN(s). Requests to delete these data can be accommodated only if the SP making the request is the SP that originally entered the data. This limitation does not apply in the case where the SP asks Help Desk to delete an NPA-NXX (but not an LRN) where the NPA is not associated with the NPAC Service Area in which the NPA-NXX is open.

Change GUI Password	SP asks Help Desk to change its GUI Password

Re-enter GUI Logon	SP asks Help Desk to re-enter its GUI Logon which SP has allowed to expire
CONFIDENTIAL

Amendment No. 70 (NE)
SOW: ☑ No
            ☐Yes
Schedule 2
Training Charges

Service Element	Unit	Cost Per Participant
On Site Training[12]	1-2 trainees	$795.00
	3-5 trainees	$715.50
	6 or more trainees	$636.00
Off-Site Training[13] [14]	1-2 trainees	$715.50
	3-5 trainees	$643.95
	6 or more trainees	$572.40
Schedule 3
Interoperability Testing

Category & Service Element	Unit	Price
LSMS Interoperability Testing

Initial Test	per new carrier system release (includes up to 5 weeks)	$48,000
Additional Testing	per each additional day after initial test of same release	$2,700

SOA Interoperability Testing

Initial Test	per new carrier system release (includes up to 3 weeks)	$32,000
Additional Testing	per each additional day after initial test of same release	$2,700

[12]	Training consists of LTI User training lasting 8 to 12 hours.

[13]	A charge will be assessed for the instructor’s reasonable travel, lodging, and other expenses in addition to the per-trainee charge shown above.

[14]	Virtual Private Network (VPN) access is available for off-site training at no additional charge. However, if NeuStar technical support is required to establish the temporary VPN arrangement, then the support is provided at the rate for Dedicated Technical Support.
CONFIDENTIAL

Amendment No. 70 (NE)
SOW: ☑ No
            ☐Yes
Schedule 4
Schedule of Representative Hourly Labor Charges
Applicable to Statements of Work
For Contract Years 1 Through End

Labor Category	Year 1	Year 2	Year 3	Year 4	Year 5*
User Support Services Staff	$35.25	$37.01	$38.86	$40.81	$42.85
Systems Administrator	$55.39	$58.16	$61.07	$64.13	$67.33
Network Analyst	$45.32	$47.59	$49.97	$52.47	$55.09
Systems Support Analyst	$48.34	$50.76	$53.30	$55.96	$58.76
Administrative Services Staff	$30.21	$31.72	$33.31	$34.98	$36.72
Training and Documentation	$45.32	$47.59	$49.97	$52.47	$55.09

*	Amounts after Year 5 for each Labor Category shall be increased by 5% annually from the prior year.
Schedule 5
Reserved
Schedule 6
Reserved
CONFIDENTIAL

Amendment No. 70 (NE)
SOW: ☑ No
            ☐Yes
ATTACHMENT 1
TO
EXHIBIT E
Calculation of Aggregate Porting Charge
Beginning January 1, 2009 and Continuing Through the End of the Initial Term
A. Explanatory Statement
Commencing on January 1, 2009, and concluding at the end of the Initial Term of the Agreement, the charge for TN Porting Events that occur in this Service Area shall be based upon a fixed fee, subject to adjustments as set forth in the Agreement, Exhibit E and this Attachment 1 to Exhibit E. That fee shall be computed for every calendar month (the “Aggregate Porting Charge”) as set forth in this Attachment 1 to Exhibit E, and the Aggregate Porting Charge shall be allocated and billed to Allocated Payors in this Service Area in accordance with Section 6.2(b)(ii) of the Agreement.
B. Aggregate Porting Charge Derived From Net Regional Monthly Aggregate Porting Charge
The Aggregate Porting Charge for this Service Area shall be computed for every calendar month (the “Applicable Month”) of each calendar year (the “Applicable Year”) during the Initial Term of the Agreement, and shall equal the Net Regional Monthly Aggregate Porting Charge (as defined in Section 35.1 of the Agreement) for the Applicable Month minus any Monthly GEP Porting Charge Adjustment for the Applicable Month.
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Amendment No. 70 (NE)
SOW: ☑ No
            ☐Yes
ATTACHMENT 1A
TO
EXHIBIT E
Rate Card No. 4 Calculation of Monthly Aggregate Porting Charge
Beginning January 1, 2009 and Continuing Through the End of the Initial Term Only As Provided Below
Explanatory Statement
The following Rate Card No. 4 shall be used and shall apply only for purposes of computing the National Monthly Floor Threshold Adjustment in Section 35.6 of the Agreement and for purposes of computing the National Monthly Ceiling Threshold Adjustment in Section 35.7 of the Agreement.
1. Determination of Annualized Volume
     (a) The total number of TN Porting Events in a calendar month for all United States Service Areas served by Contractor is designated the “Aggregate Monthly Volume.”
     (b) The sum of the Aggregate Monthly Volume for each month to date within a calendar year is designated as the “Year-to-Date Volume.”
     (c) The Year-to-Date Volume divided by the number of calendar months to date within a calendar year is designated the “Average Monthly Volume” for all United States Service Areas served by Contractor.
     (d) The product of the Average Monthly Volume and the number twelve (12) is designated the “Annualized Volume” for all United States Service Areas served by Contractor.
2. Calculation of the Effective Rate
     (a) The “Effective Rate” corresponding to the Annualized Volume for all United States Service Areas served by Contractor is derived in accordance with Paragraph 4 below.
3. Determination of Aggregate Porting Charge
     (a) The product of the Effective Rate and the Year-to-Date Volume is designated as the “Year-to-Date Aggregate Porting Charge” for all United States Service Areas served by Contractor for all calendar months to date in the current calendar year.
     (b) The “Adjusted Aggregate Porting Charge” for all United States Service Areas serviced by Contractor associated with the current calendar month is determined by subtracting the preceding month’s (if any) Year-to-Date Aggregate Porting Charge from the current month’s Year-to-Date Aggregate Porting Charge.
     (c) The Adjusted Aggregate Porting Charge is then allocated to the Subscribing Customer based on each Service Area’s pro-rata share of TN Porting Events for the current calendar month to determine the Subscribing Customer’s monthly Aggregate Porting Charge, which is then billed and allocated to the Users in the Subscribing Customer’s Service Area in accordance with the Contractor Services Agreement for NPAC/SMS.
4. Effective Rate Calculation
The Effective Rate shall be calculated, on a straight-line basis using the “Effective Rate Calculation Formula” and “Effective Rate Calculation Table” set forth below for an Annualized Volume between 200,000,000 and 587,500,000. For an Annualized Volume less than or equal to 200,000,000, the Effective Rate shall equal a flat rate equal to Ninety Five Cents ($0.95). For an Annualized Volume greater than or equal to 587,500,000, the Effective Rate shall equal a flat rate of Seventy Five Cents ($0.75).
The Effective Rate Calculation Formula is for calculating, with Annualized Volume as an input from Paragraph 1 above, an Effective Rate, which in turn is an input into Paragraph 3 above for determining the Year-to-date Aggregate Porting Charge each month. The Effective Rate Calculation Formula is defined as the following:
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Amendment No. 70 (NE)
SOW: ☑ No
            ☐Yes
Effective Rate = B + [(A - Annualized Volume) x (D) / (C)]
Inputs “A”, “B”, “C” and “D” in the Effective Rate Calculation Formula are determined by the values corresponding to the row, for which the Annualized Volume is Greater than the Annualized Volume Level Lower and less than or Equal to the Annualized Volume Level Upper, in the Effective Rate Calculation Table below.
EFFECTIVE RATE CALCULATION TABLE

					Incremental
				Incremental	Rate
				Volume	Reduction
	Annualized		Rate	Between	Between
Annualized	Volume Level	Rate	Corresponding	Upper and	Upper and
Volume Level	Upper	Corresponding	to Upper Level	Lower	Lower
Lower	(A)	to Lower Level	(B)	(C)	(D)
200,000,000	250,000,000	$0.95	$0.93	50,000,000	$0.02
250,000,000	312,500,000	$0.93	$0.91	62,500,000	$0.02
312,500,000	337,500,000	$0.91	$0.89	25,000,000	$0.02
337,500,000	362,500,000	$0.89	$0.87	25,000,000	$0.02
362,500,000	387,500,000	$0.87	$0.85	25,000,000	$0.02
387,500,000	412,500,000	$0.85	$0.83	25,000,000	$0.02
412,500,000	437,500,000	$0.83	$0.81	25,000,000	$0.02
437,500,000	462,500,000	$0.81	$0.80	25,000,000	$0.01
462,500,000	487,500,000	$0.80	$0.79	25,000,000	$0.01
487,500,000	512,500,000	$0.79	$0.78	25,000,000	$0.01
512,500,000	537,500,000	$0.78	$0.77	25,000,000	$0.01
537,500,000	562,500,000	$0.77	$0.76	25,000,000	$0.01
562,500,000	587,500,000	$0.76	$0.75	25,000,000	$0.01
The Effective Rate, which is used to determine the charge per TN Porting Event under “Rate Card No. 4,” as set forth in this Schedule 1A under Exhibit E, applies only with respect to each calendar month in which the Service Area’s monthly Aggregate Porting Charge is calculated, and in no event shall a different Effective Rate, and consequently a TN Porting Event charge, be applied on account, for example, that the actual cumulative TN Porting Events for an entire calendar year differs from the “Annualized Volume” in any one calendar month.
CONFIDENTIAL

Amendment No. 70 (NE)
SOW: ☑ No
            ☐Yes
ATTACHMENT 2
TO
AMENDMENT NO. 70
Amended and Restated Article 32 of the Master Agreement
ARTICLE 32 — GATEWAY EVALUATION PROCESS EFFECTIVE UPON THE IMPLEMENTATION OF RATE CARD NO. 5 UNDER AMENDMENT NO. 70
32.1 Gateway Evaluation Process Overview
This version of Article 32 is effective upon the implementation of Rate Card No. 5, set forth in Attachment 1 to Exhibit E to the Master Agreement, as introduced by Amendment No. 70. The version of Article 32 effective immediately before the implementation of Rate Card No. 5 shall remain effective with respect to Exhibit E immediately before the implementation of Rate Card No. 5.
The Gateway Evaluation Process (the “GEP”) shall measure Contractor’s satisfaction of seven separate elements (collectively, the “GEP Elements") set forth in this Article 32, during specific 12 consecutive calendar month periods described in this Article 32 (each period referred to as an “Evaluation Period” or “EP”). The GEP for each respective EP shall, pursuant to the Audit Plan (as defined below), be measured by Contractor and audited (the “GEP Audit") by an auditor selected and compensated in accordance with the requirements of Section 32.4 of this Agreement (the “GEP Auditor").
The GEP and the GEP Audit, including the results thereof, for any EP will be used solely for purpose of determining whether a Monthly GEP Porting Charge Adjustment (defined in Section 32.5 hereof) shall apply for an “Applicable Reduction Period” (defined in Section 32.5 hereof) in the Service Area. The GEP is independent of any of the requirements in the Agreement for Contractor to provide Services in accordance with the Agreement. Further, nothing in this Article 32 shall limit or otherwise restrict the rights of the Customer or any User under any other provision of the Agreement or any User Agreement. The parties acknowledge that the implementation of the GEP during the entire term of this Agreement is a material obligation under this Agreement for purposes of Section 16.5 of this Agreement, and the parties expressly acknowledge and agree that the failure of Contractor to implement the GEP during any time during the entire term of this Agreement shall entitle Customer to reductions to the Net Regional Monthly Aggregate Porting Charge (as defined in Section 35.1 of this Agreement) in the Service Area, in accordance with Section 32.5(f) of this Agreement.
Notwithstanding the foregoing, the parties expressly acknowledge and agree that the GEP does not obligate Contractor to perform any of the GEP Elements specified under this Article 32, and the “Failure” of any GEP Element, in whole or in part, will not constitute a failure by Contractor to perform a “material obligation” under Section 16.5 hereof, unless the events that constitute such “Failure,” under provisions other than Article 32, would give rise to rights or remedies under other provisions of this Agreement. The parties also expressly acknowledge and agree that the only right or remedy available to Customer for the failure of Contractor to perform any of the GEP Elements under this Article 32 or the “Failure” of any GEP Element, in whole or in part, is the applicability of the Monthly GEP Porting Charge Adjustment in accordance with the terms of this Article 32 , unless the events that constitute such “Failure,” under provisions other than Article 32, would give rise to rights or remedies under other provisions of this Agreement.
32.2 Gateway Elements Overview
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Amendment No. 70 (NE)
SOW: ☑ No
            ☐Yes
Each GEP Audit shall consist of the measurement of the Contractor’s satisfaction of the following GEP Elements:
a.	Service Performance Elements:
(1)	Element No. 1: Service Availability satisfaction, consisting of the following sub-elements
(a)	Element No. 1a: SLR-1 satisfaction pursuant to Section 32.6(a) of this Agreement.

(b)	Element No. 1b: SLR-7 satisfaction pursuant to Section 32.6(b) of this Agreement.
(2)	Element No. 2: Report satisfaction, pursuant to Section 32.6(c) of this Agreement.

(3)	Element No. 3: Scheduled Service Unavailability satisfaction, pursuant to Section 32.6(d) of this Agreement.

(4)	Element No. 4: Benchmarking satisfaction, pursuant to Section 32.6(e) of this Agreement.
b.	Customer-Oriented Elements
(5)	Element No. 5: Root Cause Analysis and Reporting satisfaction, pursuant to Section 32.6(f) of this Agreement.

(6)	Element No. 6: Problem Escalation satisfaction, pursuant to Section 32.6(g) of this Agreement.

(7)	Element No. 7: Billing satisfaction, consisting of the following sub-elements:
(a)	Element No. 7a: Timeliness of Delivery Satisfaction, pursuant to Section 32.6(h) of this Agreement.

(b)	Element No.7b: Accuracy satisfaction, pursuant to Section 32.6(i) of this Agreement.
32.3 Frequency
The first Evaluation Period (the “First EP”) will commence on the first day of the calendar month that is six months after the SOW Effective Date of that certain SOW 25NE (the “First EP Commencement Date"). A GEP Audit will be initiated after the commencement of each EP, commencing with the first GEP Audit (the “First GEP Audit") for the First EP. Thereafter, a GEP Audit will commence on the date which is 12 calendar months after the date of the commencement of the immediately preceding EP. The commencement date of each EP and each GEP Audit shall be the same date for all Service Areas within the United States.
32.4 GEP Audit Mechanics
Prior to the commencement of the First GEP Audit, Contractor and Customer will consult to determine definitively those aspects of the GEP set forth in this Section 32.4. The GEP Audit mechanics will include the following elements:
(a) Selection of a GEP Auditor. Subject to the limitations and terms set forth herein, the qualifications of the GEP Auditor shall be determined jointly by Contractor and Customer, and a GEP Auditor (and any successor GEP Auditor if the originally selected GEP Auditor fails to act for any reason, including but not limited to termination of such GEP Auditor’s contract, as set forth below) shall be selected jointly by Contractor and Customer. The compensation paid to and expense of the GEP Auditor shall be solely negotiated and paid for by the Contractor. The GEP Auditor shall be an independent, neutral third party, which is an affiliate of neither the Contractor nor the Customer.
Contractor shall enter into a contract with the GEP Auditor for the provision of services to perform the GEP Audit, which contract shall clearly state and provide that the Customer shall not be liable for any costs or expenses incurred by the GEP Auditor or for any compensation or other payments of any nature to the GEP Auditor, and which contract further (1) shall specify that Customer shall make the final determination with
CONFIDENTIAL

Amendment No. 70 (NE)
SOW: ☑ No
            ☐Yes
respect to all issues for which Customer and the Contractor cannot agree and (2) shall specify certain criteria, the failure of which shall require termination of the contract by the Contractor (“Automatic Termination Criteria”).
The qualifications of the GEP Auditor, the scope of the services to be provided by the GEP Auditor and the Automatic Termination Criteria shall be determined jointly by Contractor and Customer. If Contractor and the Customer cannot agree upon the qualifications of the GEP Auditor, upon the scope of the services to be provided by the GEP Auditor or upon the Automatic Termination Criteria on or before the date which is 4 months before the commencement date for the First EP, the Customer shall make the relevant determination with respect to which the Customer and Contractor could not agree, and Contractor shall be required to enter into a contract one month prior to the commencement of the first EP with the GEP Auditor which shall include the provisions set forth above. In making any such determination upon the failure of the Contractor and the Customer to agree within the time period set forth above, Customer shall be bound by the requirements of Section 32.4(f) below.
(b) Audit Metrics. The specific criteria, metrics and methods and techniques for obtaining data (including, but not limited to, the determination of comprehensive data collection or specific statistical sampling techniques), and the required contents of the GEP audit report (“GEP Audit Report”) to be issued by the GEP Auditor for the purpose of measuring Contractor’s satisfaction of each GEP Element (“Audit Metrics”) shall be determined jointly by Contractor and Customer, in consultation with the GEP Auditor. If Contractor and Customer cannot agree on any aspect of the Audit Metrics on or before the date which is 3 months before the commencement date for the First EP, the Customer alone shall make such determination. In making any such determination upon the failure of the Contractor and the Customer to agree within the time period set forth above, Customer shall be bound by the requirements of Section 32.4(f) below.
(c) Audit Plan. The specific plan and schedule for the accomplishment of the required GEP Audit and incorporating the Audit Metrics, including, but not limited to, collection of data, consideration of data, evaluation of results, initial validation process and the preparation of a GEP Audit Report (collectively referred to as the “Audit Plan”) shall be determined jointly by Customer and Contractor in consultation with the potential GEP Auditor(s). If the Contractor and the Customer cannot agree on any aspect of the Audit Plan before the date which is 2 months before the commencement date for the First EP, the Customer alone shall make such determination, and Contractor shall be required to adhere to and to incorporate such determination, into the Audit Plan and to issue the Audit Plan on or before the date which is 1 month and 2 weeks before the commencement date for the First EP. In making any such determination upon the failure of the Contractor and the Customer to agree within the time period set forth above, Customer shall be bound by the requirements of Section 32.4(f) below.
(d) Validation Process. A trial sampling and collection of data to validate the Audit Plan (the “Validation Process”) shall be commenced on or before the date which is 1 month prior to the commencement date for the First EP. During the Validation Process, the GEP
Auditor(s) shall perform a trial audit and produce a trial report within two months after the commencement of the first EP.
Based upon the results of the Validation Process, aspects of the Audit Plan may be changed to more accurately measure compliance with the GEP Elements. If Contractor and Customer cannot agree on any aspect of the revised Audit Plan before the date which is 1 month after the delivery of the trial report by the GEP Auditor, the Customer shall make such determination. In making any such determination upon the failure of the Contractor and the Customer to agree within the time period set forth above, Customer shall be bound by the requirements of Section 32.4(f) below.
(e) GEP Audit Report. The GEP Auditor will prepare and issue a GEP Audit Report to the Contractor and to the Customer for the applicable EP within 30 days following the conclusion of the EP for which the GEP Audit
CONFIDENTIAL

Amendment No. 70 (NE)
SOW: ☑ No
            ☐Yes
Report covers. In the event the GEP Auditor requires more than such thirty day period to issue the GEP Audit Report, such period shall be extended by the amount requested by the GEP Auditor, provided that the GEP Auditor has requested such extension in writing and has provided the reasons therefor, and Customer has, subject to the requirements of Section 32.4(f) hereof, agreed to such extension. Such GEP Audit Report shall include, at a minimum, the following: (1) a determination for each GEP Element whether Contractor has “Failed” or “Missed” such GEP Element and (2) adequate substantiation in support of the preceding determinations.
(f) Customer’s Standard. In exercising its power to make any determination under this Section 32.4 upon the failure of the Customer and the Contractor to agree within the applicable time period set forth therein, Customer shall be required to make such determination in good faith and in the exercise of commercial reasonableness for similar industries and for similar purposes (measured with respect to attempting to fulfill the purposes of the GEP as set forth in this Article 32) and shall deliver the result of such determination in writing to Contractor. Notwithstanding anything to the contrary in this Agreement, in the event Customer has not delivered any determination to be made by Customer under Article 32 hereof within three business days after the applicable date that Customer had the right to make the relevant determination because of the failure of the Customer and Contractor to agree, Contractor shall have the right to make such determination.
If Contractor disputes any determination made by Customer upon the failure of the Customer and the Contractor to agree within an applicable time period set forth in this Section 32.4, Contractor may seek resolution of the dispute in accordance with Article 26 of this Agreement, but all parties agree that pending a final and binding determination regarding whether Customer improperly exercised its power to make such determination under this Section 32.4, Contractor shall be bound by such determination of Customer and shall proceed with the GEP based upon such determination.
32.5 Monthly GEP Porting Charge Adjustment
The Net Regional Monthly Aggregate Porting Charge in the Service Area shall be reduced by the Monthly GEP Porting Charge Adjustment, as set forth in Section 32.5(b) and Section 32.5(f), in order to derive the Aggregate Porting Charge in the Service Area (as defined in Section 6.2(b)(ii)) in accordance with Attachment 1 to Exhibit E. Reductions from the Net Regional Monthly Aggregate Porting Charge in the Service Area under Section 32.5(b) will be based upon the number and identification of “Failures” or “Misses” of the GEP Elements reported for an applicable EP in the GEP Audit Report. Reductions from the Net Regional Monthly Aggregate Porting Charge in the Service Area under Section 32.5(f) will be based upon Contractor’s failure to implement the GEP at any time during the term of this Agreement in accordance with the terms and conditions of Section 32.5(f). The parties expressly agree and acknowledge that any Monthly GEP Porting Charge Adjustment shall be determined and applied only with respect to the Service Area which is the subject of this Agreement, based upon the GEP Audit Report for such particular Service Area.
(a) Period for Reduction and Defined Terms. The Monthly GEP Porting Charge Adjustment, as computed pursuant to Section 32.5(b), if any, shall apply to the 12 successive calendar month period (“Applicable Reduction Period”) commencing with the first day of the first full month following the month in which the GEP Audit Report was issued and which measured satisfaction of the GEP Elements for the immediately preceding EP (the “Associated EP”). Any Monthly GEP Porting Charge Adjustment in accordance with 32.5(b) and as set forth under Section 32.5(e)(1) associated with that Applicable Reduction Period resulting from “Failures” or “Misses” of the GEP Elements for the Associated EP will be referred to as the “GEP Reductions.” Any Monthly GEP Porting Charge Adjustment in accordance with 32.5(b) and as set forth under Section 32.5(e)(2) associated with that Applicable Reduction Period resulting from “Failures” or “Misses” of the GEP Elements for the Associated EP and preceding Associated EPs will be referred to as the “Carryover GEP Failure Reductions.” The first Applicable Reduction Period associated with the GEP Audit results for the first Associated EP will be referred to as the “First Applicable Reduction Period,” even if no Monthly GEP Porting Charge Adjustment results from the GEP Audit for the first Associated EP. Successive
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Amendment No. 70 (NE)
SOW:	☑ No
☐Yes
Applicable Reduction Periods will be referred to successively as the “Second Applicable Reduction Period,” the “Third Applicable Reduction Period” and so on.
(b) Computation of Monthly GEP Porting Charge Adjustment. Subject to the limitations set forth in Section 32.5(d) below, the Monthly GEP Porting Charge Adjustment for the Applicable Reduction Period will be equal to the amount computed monthly in accordance with the following formula:
(1)	the product of (A) the GEP Reduction for all GEP Elements resulting from the Associated EP (as computed in Section 32.5(e)(1) TIMES (B) the Net Regional Monthly Porting Fee (as defined below) for the Associated EP

PLUS

(2)	the product of (A) the Carryover GEP Failure Reduction for all GEP Elements (as computed in Section 32.5(e)(2) for the applicable Associated EP and the preceding Associated EPs) TIMES the Net Regional Monthly Porting Fee for the Associated EP.
For purposes of the foregoing formula, the “Net Regional Monthly Porting Fee” in the Service Area shall be computed for the Applicable Month of each Applicable Year during the Initial Term of the Agreement, and shall equal the product of (a) the Net National Monthly Porting Fee and (b) the fraction having a numerator equal to the average monthly number of TN Porting Events that occurred in this Service Area in (i) the Applicable Month and in (ii) the 11 calendar months immediately preceding the Applicable Month and the denominator equal to the average monthly number of cumulative TN Porting Events that occurred in all United States Service Areas in which Contractor provides NPAC/SMS Services under the Master Agreements with Customer or the Subscribing Customers in (i) the Applicable Month and in the (ii) 11 calendar months immediately preceding the Applicable Month.
(c) Pricing Following any Termination Event or Non-Renewal. The parties expressly agree that after the occurrence of any Termination Event or Non-Renewal (as defined in this Agreement), if the Customer elects to extend the term of the Agreement to receive Services thereunder, the Net Regional Monthly Aggregate Porting Charge for such Services and during the period under which the term of this Agreement has been extended upon such election shall be subject to the Monthly GEP Porting Charge Adjustment for the duration of such extension if the extension begins within an Applicable Reduction Period.
(d) Limitations on Reductions. Notwithstanding anything to the contrary in this Agreement, including, without limitation, the results of any computation of the Monthly GEP Porting Charge Adjustment for any Applicable Reduction Period set forth in Section 32.5(b) or Section 32.5(f) resulting from the failure of Contractor to implement the GEP any time during the term of this Agreement, under no circumstances shall (1) the cumulative amount of the Monthly GEP Porting Charge Adjustment during any month during an Applicable Adjustment Period exceed ten and forty-sevenths percent (10.47%) of the Net Regional Monthly Porting Fee.
(e) Definitions of GEP Reductions and Carryover GEP Failure Reductions
     (1) GEP Reductions. For the purpose of calculating the Monthly GEP Porting Charge Adjustment for the Applicable Reduction Period under Section 32.5(b), the GEP Reduction for each “Failure” or “Miss” (as such terms explicitly are defined in Section 32.6 for each respective GEP Element) reported on the GEP Audit Report to have occurred for an Associated EP shall be the amount shown on the chart below, entitled “GEP Reduction Chart.” The amount shown in the column under the GEP Reduction is the maximum reduction per GEP Element of the Net Regional Monthly Aggregate Porting Charge, which will be applied as a percentage against the Net Regional Monthly Porting Fee, that will be given effect for each of the applicable GEP Element for the Associated EP. The
CONFIDENTIAL

Amendment No. 70 (NE)
SOW:	☑ No
☐Yes
parties expressly acknowledge and agree that the application of a GEP Reduction constitutes liquidated damages and not a penalty.
GEP Reduction Chart

GEP Element	GEP Reduction
Element No. 1a: SLR-1 “Failure”	1.310%

Element No. 1b: SLR-7 “Failure”	1.310%

Element No. 2: Report “Failure”	0.655%

Element No. 3: Scheduled Service Unavailability “Failure”	2.620%

Element No. 4: Benchmarking “Failure”	0.655%

Multiple “Misses” can result in multiple GEP
Reductions for this GEP Element.

For each “Miss” of this GEP Element, a GEP
Reduction of 0.655% shall apply.

Element No. 5: Root Cause Analysis and Reporting “Miss”	Notwithstanding the foregoing, no matter how many “Misses” occur with respect to this GEP Element, the maximum GEP Reduction that can apply as a result of “Misses” of this GEP Element during a single EP is 2.620%.

Multiple “Misses” can result in multiple GEP Reductions for this GEP
Element.

For each “Miss” of this GEP Element, a GEP
Reduction of 0.3275% shall apply.

Notwithstanding the foregoing, no matter how
many “Misses” occur with respect to this GEP
Element, the maximum GEP Reduction that can apply
as a result of “Misses” of this GEP Element
Element No. 6: Problem Escalation “Miss”	during a single EP is 1.310%.

Element No. 7a: Billing Timeliness of Delivery “Failure”	1.310%

Element No. 7b: Billing Accuracy “Failure”	1.310%
     (2) Carryover GEP Failure Reductions. For the purpose of calculating the Monthly GEP Porting Charge Adjustment for the Applicable Reduction Period under Section 32.5(b), the “Carryover GEP Failure Reduction” for a particular GEP Element reported on the GEP Audit Report to have occurred for an Associated EP shall be an amount equal to either (i) zero, if there was no “Failure” for the GEP Element for the Associated EP or (ii) if there was a “Failure” for the GEP Element (for which a Carryover GEP Failure Reduction is permitted) for the Associated EP, then the sum of the GEP Reductions for consecutive “Failures” of the same GEP Element reported on previous GEP Audit Reports starting with the immediately preceding Associated EP.
CONFIDENTIAL

Amendment No. 70 (NE)
SOW:	☑ No
☐Yes
(f) GEP Reductions Upon Contractor’s Failure to Implement the GEP. In the event that Contractor fails to implement the GEP at any time during the term of this Agreement, Customer may elect with respect to such specific failure to implement the GEP (and without waiver of or prejudice to any other remedies and rights that may be available as a result of prior or subsequent specific failures of Contractor to implement the GEP) the specific remedy of the Porting Charge Reduction set forth in, and subject to the following terms and conditions of, this Section 32.5(f) as liquidated damages therefor.
     (1) RESERVED
     (2) Contractor’s Failure to Implement GEP Other Than Commencement of First GEP. If Contractor fails to implement the GEP during any time during the term of this Agreement, other than by reason of Contractor’s failure to commence the First GEP on or before the date which is 30 days after the First EP Commencement Date, upon written notice of such failure by Customer identifying in reasonably adequate and sufficient detail the failures that require cure, Customer and Contractor shall meet to discuss such failure identified in the notice and if such failure is not cured within thirty (30) days of such notice Contractor shall, from the date of such notice until Contractor cures such failure, (without further demand or notice from Customer) reduce the Net Regional Monthly Aggregate Porting Charge by applying a GEP Reduction equal to 10.47% of the Net Monthly Regional Porting Fee for any time commencing on or after the commencement of the Fourth Applicable Reduction Period; provided, however, that for administrative convenience (i) Contractor shall not be required to reduce the Net Regional Monthly Aggregate Porting Charge as set forth above until the first day of the first full calendar month following delivery of notice by Customer of such failure, and (ii) following such failure by Contractor to implement the GEP as set forth above, if Contractor subsequently cures such failure, for administrative convenience, Contractor shall nonetheless continue to give effect to any reduction to the Net Regional Monthly Aggregate Porting Charge then in effect pursuant to this Section 32.5(f) until the first day of the first full calendar month following such cure.
     (3) Relationship with GEP Reduction For Different Causes. Because there exists the possibility during the term of this Agreement that both (a) the provisions of Section 32.5(b) regarding the computation of the GEP Reduction for an Applicable Reduction Period and (b) the provisions of Section 32.5(f)(2) regarding the computation of the GEP Reduction due to Contractor’s failure to implement the GEP, may apply as a result of the time period during which Contractor has failed to implement the GEP and has not cured such failure is contained within an Applicable Reduction Period, the parties expressly agree and acknowledge each of the following:
          (A) Notwithstanding anything to the contrary in this Agreement, under no circumstances, and at no time during the term of this Agreement shall the cumulative GEP Reductions applied to compute the Monthly GEP Porting Charge Adjustment required under this Agreement, including reductions in the Net Regional Monthly Aggregate Porting Charge made as a result of the application of Section 32.5(b) or Section 32.3(f)(2), for any instant in time, exceed ten percent (10.47%) of the Net Regional Monthly Porting Fee.
          (B) Notwithstanding anything to the contrary in this Agreement, if for any instant in time, both (a) the provisions of Section 32.5(b) regarding the computation of the GEP Reduction for an Applicable Reduction Period and (b) the provisions or Section 32.5(f)(2) regarding the reduction to the Net Regional Monthly Aggregate Porting Charge due to Contractor’s failure to implement the GEP, apply, then that provision which results in the greatest reduction to the Net Regional Monthly Aggregate Porting Charge shall govern and be applicable with respect to that instant in time.
          (C) Notwithstanding anything to the contrary in this Agreement, if Contractor cures any failure to implement the GEP which had caused the reduction to the Net Regional Monthly Aggregate Porting Charge under preceding provisions of this Agreement to apply, upon the elimination of any such reduction to the Net Regional Monthly Aggregate Porting Charge in accordance with the provisions of 32.5(f)(2), upon the first day of the first full calendar month following such cure, the Net Regional Monthly Aggregate Porting
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Charge shall nonetheless continue to remain subject to any other reductions set forth in this Section 32.5, including, the computation of the Monthly GEP Porting Charge Adjustment for the remaining balance of any Applicable Reduction Period.
     (4) Resolution of Disputes Regarding Failure to Implement and Cure. The parties expressly agree that if Customer and Contractor disagree on the existence of any failure to implement the GEP or of any cure of such failure, then the Customer’s determination shall govern, and Contractor shall be required to reduce the Net Regional Monthly Aggregate Porting Charge as set forth in this Section 32.5(f). Notwithstanding the foregoing, in exercising its power to make any determination under this Section 32.5(f), Customer shall be required to make such determination in good faith and in the exercise of commercial reasonableness for similar industries and for similar purposes (measured with respect to attempting to fulfill the purposes of the GEP as set forth in this Article 32). If Contractor disputes any determination made by Customer upon the failure of the Customer and the Contractor to agree as set forth in this Section 32.5(f), Contractor may seek resolution of the dispute in accordance with Article 26 of this Agreement, and Contractor shall be entitled to all rights and remedies available in arbitration, including, but not limited to, if appropriate, the retroactive repricing of the Aggregate Porting Charge to the pricing that would have otherwise been in effect had the reduction to the Net Regional Monthly Aggregate Porting Charge under Section 32.5(f) not been applied. Notwithstanding the foregoing, all parties agree that pending a final and binding determination regarding whether Customer improperly exercised its power to make such determination under this Section 32.5(f), Contractor shall be bound by such determination of Customer and shall proceed with the GEP, including but not limited to, proceeding to apply any reductions to the Net Regional Monthly Aggregate Porting Charge based upon such determination.
32.6 Specific GEP Elements and Determination of Failure for Each GEP Element
(a) GEP Element No. 1a: SLR-1 Satisfaction
          (1) GEP Element Description. This GEP Element measures satisfaction of the Service Commitment Level associated with SLR-1 set forth on Exhibit G to this Agreement for the Service Area.
          (2) Definition of Failure. A “Failure” of this GEP Element as reported on a GEP Audit Report shall be considered to occur when the monthly measurement of Service Availability (as defined in Exhibit G to this Agreement) during the Associated EP fails to satisfy the Service Commitment Level associated with SLR-1 set forth on Exhibit G for either: (a) any 2 consecutive months in the Associated EP, or (b) any 3 or more months (even if not consecutive) during the Associated EP. Only one “Failure” of this GEP Element shall be given effect for any one EP.
(b) GEP Element No. 1b: SLR-7 Satisfaction
          (1) GEP Element Description. This GEP Element measures satisfaction of the Service Commitment Level for all Interfaces associated with SLR-7 set forth on Exhibit G to this Agreement for the Service Area.
          (2) Definition of Failure. A “Failure” of this GEP Element as reported on a GEP Audit Report shall be considered to occur when the monthly measurement of Interface Availability (as defined in Exhibit G to this Agreement) for each of the months comprising the Associated EP for more than 5% of all Users’ mechanized interfaces fail to satisfy the Service Commitment Level associated with SLR-7 set forth on Exhibit G either: (a) any 2 consecutive months in the Associated EP, or (b) any 3 or more months (even if not consecutive) during the Associated EP. Only one “Failure” of this GEP Element shall be given effect for any one EP.
(c) GEP Element No. 2: Report Satisfaction
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          (1) GEP Element Description. This GEP Element measures satisfaction of the following two requirements for those specific reports listed on Exhibit H (referred to for purposes of this GEP Element as “Periodic Reports”):
➢	“On-Time Delivery” Requirement; and

➢	“Accuracy” Requirement
          For purposes of the foregoing, “On-Time Delivery” shall be measured as the actual delivery of each specific Periodic Report specified on Exhibit H on the date specified for delivery of that specific Periodic Report. For the purposes of the foregoing, the “Key” included on Exhibit H to the Agreement shall provide the schedule for the delivery of all Periodic Reports.
          For purposes of the foregoing, “Accuracy” or “Accurate” shall be defined as the absence of the need to make corrections to report data for any such Periodic Report; provided, however, that recalculations-based changes agreed to by Customer and Contractor in previously believed correct calculations methods and/or formulae shall not affect “Accuracy” for purposes of this GEP Element.
          (2) Definition of Failure. A “Failure” of this GEP Element as reported in the GEP Audit Report shall be considered to occur if any Periodic Report obtains one “Failure” of either the “On-Time Delivery” Requirement or the “Accuracy” Requirement during the Associated EP, as such “Failure” is defined below. Only one “Failure” of this GEP Element shall be given effect for any one EP.
➢	“On-Time Delivery” Requirement Failure: A “Failure” of the “On-Time Delivery” Requirement shall be considered to have occurred if any Periodic Report during the Associated EP fails to be delivered on or before the date and on or before the time scheduled for delivery of the specific Periodic Report either (a) any 2 consecutive months in the EP, or (b) any 3 or more months (even if not consecutive) during the Associated EP.

➢	“Accuracy” Requirement Failure. A “Failure” of the “Accuracy” Requirement shall be considered to have occurred if a Periodic Report is not Accurate either (a) any 2 consecutive months in the Associated EP, or (b) any 3 or more months (even if not consecutive) during the Associated EP.
(d) GEP Element No. 3: Scheduled Service Unavailability Satisfaction
          (1) GEP Element Description. This GEP Element measures satisfaction of the monthly Service Commitment Level associated with SLR-2 set forth on Exhibit G to this Agreement for the Service Area which is the subject of this Agreement, as such Service Commitment Level may be amended or otherwise changed or as such measurement for purposes of this GEP Element may be amended or changed by agreement of the parties in accordance with this Agreement.
          (2) Definition of Failure. A “Failure” of this GEP Element as reported in the GEP Audit Report shall be considered to occur when Scheduled Service Unavailability for any month during the Associated EP exceeds the time period set forth in the Service Commitment Level for SLR-2 either (a) any 2 consecutive months in the applicable EP, or (b) any 3 or more months (even if not consecutive) during the applicable EP. Only one “Failure” of this GEP Element shall be given effect for any one EP.
(e) GEP Element No. 4: Benchmarking Satisfaction
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          (1) GEP Element Description. GEP Element No. 4 is separate and distinct from the requirements for a Benchmarking under Article 7 of this Agreement. The parties agree and acknowledge that the Benchmarking under this GEP Element No. 4 (“EP Benchmarking”) is solely with respect to determining whether a “Failure” occurred during an Associated EP for a specific EP Benchmarking Plan (defined below) and is for the purpose of ensuring that Contractor provides “technology and service level standards equal to or greater than other organizations receiving similar services.”
          (2) Phases of EP Benchmarking. EP Benchmarking consists of the following “Phases,” the purpose of which is to identify measurable tasks from which to determine whether or not a “Failure” of this GEP Element has occurred during an EP:
➢	Phase 1: EP Benchmarking Plan Development Phase

➢	Phase 2: Benchmarking Data Collection and Report Phase

➢	Phase 3. Benchmarking Evaluation Phase

➢	Phase 4. Benchmark Implementation Phase
          There shall be no requirement that for every EP all Phases must either be commenced or concluded; instead, the parties agree and acknowledge that the EP Benchmarking Plan will specify and determine when each Phase begins and ends and which Phases, the beginning or ending of which, shall be required in any EP to avoid a determination of a “Failure” of this GEP Element No. 4. Unless Contractor and Customer otherwise agree, no Implementation Phase shall be commenced before the completion of all prior Implementation Phases. Unless Contractor and Customer otherwise agree, no new EP Benchmarking may be commenced until a previously commenced EP Benchmarking has completed Phase 3; provided, however, that Customer may initiate a new EP Benchmarking (the “Priority EP Benchmarking”) prior to the completion of Phase 3 of an EP Benchmarking that is already in progress. In such event, Contractor shall have the right to temporarily stop the activities relating to the EP Benchmarking that is already in progress, and the time frames set forth herein under which the Phases for the EP Benchmarking were required to be completed shall be tolled, until the Priority EP Benchmarking has completed Phase 3.
          (2) Description of Phases
               (A) EP Benchmarking Plan Development Phase
               Overview. This Phase includes development of a plan identifying those particular items identified solely by Customer that will be evaluated, what similar industries or companies will be used as a comparison, the specific criteria, metrics and methods and techniques for obtaining data (including, but not limited to, the determination of comprehensive data collection or specific statistical sampling techniques), the required contents of the EP Benchmarking Report and the specific timeframes for data collection and evaluation. The parties agree and acknowledge that it is anticipated and expected that an EP Benchmarking Plan may, but need not, include those items listed on Attachment 4, attached hereto and made a part hereof.
               EP Benchmarking Plan Development Requirements. For the purpose of specifying discrete and identifiable tasks toward completion of the EP Benchmarking Plan Development Phase, the following steps are established:
               (1) Commencement. The EP Benchmarking Plan Development Phase is deemed to commence with Contractor’s attendance at a meeting with Customer’s representatives on or before 14 days following delivery by Customer of written notification that Customer wishes Contractor to initiate EP Benchmarking under this Section 32.6(e). All notifications by Customer must comply with Article 29 of the Agreement. This initial meeting shall be on the date, at a time and at a place determined by Customer, and may
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be changed by Customer in its discretion if Customer notifies Contractor in writing at least 14 days prior to the scheduled date of an irreconcilable conflict.
               (2) Follow-Through. Within 20 days after the Customer delivers written notification to the Contractor identifying those items that Customer wishes to be evaluated and included in the EP Benchmarking Plan, Contractor shall attend a meeting with Customer’s representatives for the purpose of jointly discussing and developing the details of the EP Benchmarking Plan, and Contractor shall attend additional meetings with Customer’s representatives as reasonably requested by Customer at the initial meeting. Each of these meetings shall be on a date, at a time and at a place determined by Customer, and may be changed by Customer in its discretion if Customer notifies Contractor in writing at least 14 days prior to the scheduled date of an irreconcilable conflict.
               (3) Task Completion. After either (i) joint agreement between Customer and Contractor or (ii) Customer’s determination of the contents of the EP Benchmarking Plan with respect to those items for which joint agreement was not reached, within 20 days following written notification by Customer that it desires Contractor to prepare an initial draft EP Benchmarking Plan, Contractor shall deliver such initial draft to Customer. The parties anticipate and expect that an EP Benchmarking Plan may, but need not, include those items listed on Attachment 4, attached hereto and made a part hereof. Within 20 days following delivery of the draft EP Benchmarking Plan, Contractor shall be required to attend a meeting with Customer’s representatives for the purpose of jointly discussing revisions or comments to the draft EP Benchmarking Plan. If Contractor and the Customer cannot agree on any aspect of the EP Benchmarking Plan within 30 days following delivery of the initial draft of the EP Benchmarking Plan (or 30 days following the date such initial draft should have been delivered even if it was not delivered on such date), the Customer shall make all such determinations with respect to the EP Benchmarking Plan, and Contractor shall be required to adhere to and to incorporate such determination into the final EP Benchmarking Plan and to issue the final EP Benchmarking Plan within 30 days after notification by the Customer of such final determinations. In making any such determination upon the failure of the Contractor and the Customer to agree within the time period set forth above, Customer shall be bound by the requirements of Section 32.4(f) below.
               The EP Benchmarking Plan Development Phase is deemed to be complete upon issuance of the final EP Benchmarking Plan as set forth in paragraph (3) above.
               (B) Benchmarking Data Collection and Report Phase. This Phase commences immediately upon completion of the EP Benchmarking Plan Development Phase and involves the collection and analysis of data. The Benchmarking Data Collection and Report Phase is completed upon the issuance of an EP Benchmarking Report, which must be issued on or before the date set forth in the respective EP Benchmarking Plan and in accordance with the requirements of the respective EP Benchmarking Plan.
               (C) Benchmarking Evaluation Phase
               For the purpose of specifying discrete and identifiable tasks toward the completion of the EP Benchmarking Evaluation Phase, the following steps are established:
               (1) Commencement and Initial Evaluation Report. The Benchmarking Evaluation Phase is deemed to commence immediately following issuance by Contractor of the EP Benchmarking Report (or upon the date such EP Benchmarking Report should have been issued, even if not issued on such date). Within 30 days thereafter, Contractor shall prepare and deliver to Customer an Evaluation Report setting forth recommendations regarding whether corrective action is needed, and if needed, whether the corrective action can be implemented via the Statement Of Work process set forth in Article 13 or via an Action Plan (as defined below) without a Statement Of Work, and otherwise satisfying the requirements for an Evaluation Report set forth in the EP Benchmarking Plan.
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               (2) Consultation and Discussion. Within 20 days after the delivery of the Evaluation Report (or upon the date such EP Benchmarking Report should have been issued, even if not issued on such date), Contractor shall be required to attend a meeting with Customer’s representatives for the purpose of jointly discussing the Evaluation Report and the recommendations for corrective action, if any, and Contractor shall further be required to attend additional meetings with Customer’s representatives as reasonably requested by Customer. Each of these meetings shall be on a date, at a time and at a place determined by Customer, and may be changed by Customer in its discretion if Customer notifies Contractor in writing at least 14 days prior to the scheduled date of an irreconcilable conflict.
               (3) Determination of System Change. If Contractor and the Customer cannot agree within 20 days following delivery of the Evaluation Report on any aspect thereof, the Customer shall make all such determinations with respect to those items for which Customer and Contractor cannot agree. Thereafter, within 90 days following agreement of Contractor and Customer with respect to the corrective action required, or in the absence of such agreement, upon written notice by the Customer to Contractor of its determination of the correction action required, Contractor shall deliver a proposed Statement of Work pursuant to the requirements of Article 13 of this Agreement, or if no Statement of Work is required, Contractor shall deliver a proposed action plan, providing for the implementation of the corrective action required (“Action Plan”). In making any such determination upon the failure of the Contractor and the Customer to agree within the time period set forth above, Customer shall be bound by the requirements of Section 32.4(f) below.
               (4) Completion. The Benchmarking Evaluation Phase is deemed to be completed upon delivery of a proposed Statement of Work, or proposed Action Plan, as the case may be.
          (D) Implementation Phase. The Implementation Phase shall commence upon execution of a Statement of Work or agreement on the terms of an Action Plan if no Statement of Work is determined to be required. The Implementation Phase ends in accordance with the timeline and schedule of the project plan set forth in the Statement Of Work, if a Statement Of Work is required, or otherwise in accordance with the timeline and schedule established by the parties in the Action Plan, if a Statement Of Work is not required. Notwithstanding the foregoing, unless Contractor and Customer agree, no Implementation Phase for any EP shall be commenced before the completion of all prior Implementation Phases.
          (E) Customer’s Standard. In exercising its power to make any determination under this Section 32.6(e) upon the failure of the Customer and the Contractor to agree within the applicable time period set forth therein, Customer shall be required to make such determination in good faith and in the exercise of commercial reasonableness for similar industries and for similar purposes (measured with respect to attempting to fulfill the purposes of the GEP as set forth in this Article 32.6(e)).
          If Contractor disputes any determination made by Customer upon the failure of the Customer and the Contractor to agree within an applicable time period set forth in this Section 32.6(e), Contractor may seek resolution of the dispute in accordance with Article 26 of this Agreement, but all parties agree that pending a final and binding determination regarding whether Customer improperly exercised its power to make such determination under this Section 32.6(e), Contractor shall be bound by such determination of Customer and shall proceed with the GEP, including but not limited to, proceeding to apply any Reduced TN Porting Price for an Applicable Reduction Period (as those terms are defined in Section 32.5(a), based upon such determination.
          (F) Attendance of Personnel. For all purposes of this Section 32.6(e), if attendance is required at meetings between Contractor and Customer, appropriate personnel from each party must attend.
          (4) Definition of Failure. A “Failure” of this GEP Element as reported on a GEP Audit Report shall be considered to occur whenever during an Associated EP Contractor does not complete any of the following Phases by issuance of the required deliverable within the required time frame set forth in this Section 32.6(e):
➢	EP Benchmarking Plan Development Phase:
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•	Issuance of final EP Benchmarking Plan
➢	Benchmarking Data Collection and Report Phase:
•	Issuance of the EP Benchmarking Report
➢	Benchmarking Evaluation Phase
•	Issuance of proposed SOW or Action Plan, as case may be.
➢	Implementation Phase
•	Completion of SOW or Action Plan
(f) GEP Element No. 5: Root Cause Analysis and Reporting Satisfaction
     (1) GEP Element Description. This GEP Elements measures satisfaction during an EP of the Contractor’s obligation to prepare and to deliver the Root Cause Reports in accordance with the requirements of Section 10.3 of the Agreement.
     (2) Definition of “Miss” and “Failure”
          (A) “Miss”. A “Miss” of this GEP Element as reported in a GEP Audit Report shall be considered to occur for purposes of determining a GEP Reduction if for any single Outage that occurs within the Associated EP, any one or more of the Root Cause Reports (satisfying the requirements of Section 10.3 of the Agreement) for that specific Outage is not delivered within the specific time period for its delivery under Section 10.3 of this Agreement. For purposes of the foregoing, only one “Miss” shall be given effect and considered to have occurred with respect to any single Outage no matter how many Root Cause Reports with respect to that Outage were not delivered within the specific time periods specified for their delivery.
          (B) “Failure”. Notwithstanding the foregoing, a “Failure” of this GEP Element No. 5 as reported in a GEP Audit Report for purposes of determining the Carryover GEP Failure Reduction shall be considered to occur if for any two or more Outages that occurred within the Associated EP, any one or more of the Root Cause Reports (satisfying the requirements of Section 10.3 of the Agreement) for those specific Outages were not delivered within the specific time periods for their delivery under Section 10.3 of this Agreement.
(g) GEP Element No. 6: Problem Escalation Satisfaction
     (1) GEP Element Description. This GEP Element measures satisfaction during an EP of the Contractor’s obligation for all Outages that occur during an EP to escalate management and supervisory responsibility to resolve the Outage though the appropriate management hierarchy and within the time periods established for such escalation until resolution of the Outage in accordance with the requirements of Section 10.4 of the Agreement.
     (2) Definition of “Miss” and “Failure”
          (A) “Miss”. A “Miss” of this GEP Element as reported in the GEP Audit Report shall be considered to occur for purposes of determining a GEP Reduction if for any single Outage that occurred within the Associated EP management and supervisory responsibility for resolving the Outage is not escalated through the appropriate management hierarchy or within the required time periods under Section 10.4 of this Agreement. For purposes of the foregoing, only one “Miss” shall be given effect and considered to have occurred with respect to any single Outage no matter how times during such Outage Contractor did not escalate the matter to the appropriate personnel or within the specific time periods specified.
          (B) “Failure”. A “Failure” of this GEP Element No. 6 as reported in a GEP Audit Report for purposes of determining the Carryover GEP Failure Reduction shall be considered to occur if for any two or more Outages that occurred within the Associated EP the specific requirements of Section 10.4 of this Agreement are not satisfied.
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(h) GEP Element No. 7a: Billing Timeliness of Delivery Satisfaction
     (1) GEP Element Description. This GEP Element measures whether Contractor has mailed all monthly invoices required pursuant to Section 6.6(c) of this Agreement (for purposes of this GEP Element, “Monthly Invoices”) on or before the 11th business day following the last day of Billing Cycle (the “Mailing Due Date”).
     (2) Definition of Failure. A “Failure” of this GEP Element as reported in the GEP Audit Report shall be considered to occur if any Monthly Invoice for any User is not mailed during the Associated EP on or before the Mailing Due Date either: (a) any 2 consecutive months in the Associated EP, or (b) any 3 or more months (even if not consecutive) during the Associated EP.
(i) GEP Element No. 7b: Billing Accuracy Satisfaction
     (1) GEP Element Description. This GEP Element measures satisfaction of an element for purposes of the GEP which is intended to constitute the minimum requirements of “accuracy” of Monthly Invoices. For purposes of this GEP Element No. 7b, “accuracy” of Monthly Invoices shall be based upon the GEP Auditor’s determination of the elements that constitute measurable accuracy.
     (2) Definition of Failure. A “Failure” of this GEP Element as reported in the GEP Audit Report shall be considered to occur when based upon a measurement technique determined by the GEP Auditor as set forth in the Audit Plan to fairly measure Accuracy, including statistical sampling, on a monthly basis, fewer than that percentage of Monthly Invoices listed below for the applicable Associated EP are accurate:
➢	98%
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ATTACHMENT 3
TO
AMENDMENT NO. 70
Update to Exhibit I
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EXHIBIT I
KEY PERSONNEL
1. INTRODUCTION. This Exhibit I sets forth the Project Executives and Project Managers, as required under Section 11 of the Contractor Services Agreement for NPAC/SMS.
2. PROJECT EXECUTIVES. The following are identified as the Project Executives:

• NeuStar Inc.
Contractor’s Project Executive
Name:	Stephen Addicks
Phone:	(571) 434-5499
e-mail:	Stephen.Addicks@NeuStar.biz

• North American Portability Management LLC
Customer’s Project Executive
Name:	Gary Sacra
Phone:	(410) 393-0843
e-mail:	gary.m.sacra@verizon.com

Name:	Paula Jordan
Phone:	(925) 325-3325
e-mail:	paula.jordan@t-mobile.com

Name:	Ron Steen
Phone:	(205) 988-6615
e-mail:	ron.steen@att.com
3. PROJECT MANAGERS: As the initial implementation of the NPAC/SMS has been completed, Project Managers are no longer identified in this Exhibit I, but may be set forth by the parties in a Statement of Work or elsewhere, in accordance with Section 11.2 of the Contractor Services Agreement.
THE ABOVE PROJECT EXECUTIVES ARE SUBJECT TO CHANGE FROM TIME TO TIME AS SET FORTH IN SECTION 11.1 OF THE CONTRACTOR SERVICES AGREEMENT FOR NPAC/SMS. THE PROJECT EXECUTIVES AT THE TIME OF EXECUTION OF AN NPAC/SMS USER AGREEMENT SHALL BE AS IDENTIFIED IN ATTACHMENT D OF THAT NPAC/SMS USER AGREEMENT.
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ATTACHMENT 4
TO
AMENDMENT NO. 70
New Article 37 to Master Agreement
     ARTICLE 37— TRIGGERED CHARGE ADJUSTMENTS
37.1 Monthly Upward Event Triggered Charge Adjustment
(a)	Calculation and Application of Upward Event Triggered Charge Adjustment
Notwithstanding anything herein to the contrary, upon the occurrence of any Customer Modification Event (as defined in Section 37.1(b) below) under any of the Master Agreements between Contractor and Customer on behalf of the Subscribing Customers of such Master Agreements, and after written notice to Customer, the Net National Monthly Porting Fee set forth in Section 35.1 for calculating the monthly Aggregate Porting Charge for the Service Area shall be adjusted (such adjustment the “Monthly Upward Event Triggered Charge Adjustment”) by increasing the Net National Monthly Porting Fee by ten percent (10%), regardless of whether one or more Customer Modification Events have occurred. The Monthly Upward Event Triggered Charge Adjustment shall be effective beginning in the month in which the Customer Modification Event occurred, for any Customer Modification Event occurring at any time during the Initial Term, and shall continue to apply each month thereafter to and including December 31, 2011.
(b)	Customer Modification Events
For purposes of this Section 37.1, a “Customer Modification Event” shall mean, subject to Section 37.1(c) below, any Official Customer Action with respect to the following events that occurs on or after the Amendment Effective Date, but before January 1, 2012, where “Official Customer Action” means either
           (A) any act by Customer, or any of the Subscribing Customers, or their respective members in their duly authorized, official capacity as members of Customer or Subscribing Customer, or otherwise duly authorized to act on behalf of Customer or Subscribing Customer seeking, or otherwise attempting, to renegotiate a lower charge, rate or fee for TN Porting Events, or the calculation method for deriving such charges, rates or fees for TN Porting Events that results in a lower charge, rate or fee for TN Porting Events under the Master Agreements with Contractor, or the introduction of any terms or conditions under the Master Agreement that could reduce the charges, rates or fees for TN Porting Events, or the calculation method for deriving charges, rates or fees for TN Porting Events or (B) any public statement or public announcement of the Customer, or any of
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the Subscribing Customers expressing an intent to seek or otherwise to attempt renegotiation of, or to seek or otherwise renegotiate, a lower charge, rate or fee for TN Porting Events, or the calculation method for deriving such charges, rates or fees for TN Porting Events, or the introduction of any terms or conditions under the Master Agreements with Contractor that could reduce the charges, rates or fees per TN Porting Event, or the calculation method for deriving charges, rates or fees for TN Porting Events.
Contractor and Customer agree that for the avoidance of doubt, an Official Customer Action in issuing or making a public statement or public announcement expressing an intent to issue or otherwise to issue a request for information (RFI), a request for quotation (RFQ), a request for proposals (RFP) or other similar request for the provision of NPAC/SMS-type services in any United States Service Area, shall not constitute a Customer Modification Event, provided that any such RFI, RFQ or RFP is issued not only to NeuStar.
Contractor and Customer agree and acknowledge that nothing in this Section 37.1 prohibits Customer from engaging in any Customer Modification Event, provided that upon the occurrence of any Customer Modification Event, the prevailing charge for TN Porting Events (or the Effective Rate, if it applies) is subject to the Monthly Upward Event Triggered Charge Adjustment, as set forth in this Section 37.1.
For the avoidance of doubt, Section 37.1(b)(A) and Section 37.1(b)(B) above shall not apply with respect to any action concerning an adjustment under the Gateway Evaluation Process of Article 32 of the Master Agreement, including requests to negotiate or to waive the application of thereof.
For the avoidance of doubt, the application or non-application of a Monthly Upward Event Triggered Charge Adjustment under this Section 8.3, shall not in any way affect the rescissions set forth in Section 8.2 of Amendment No. 57.
     (c) Exceptions to Customer Modification Events
     An event otherwise qualifying as a Customer Modification Event shall not be considered a Customer Modification Event for purposes of this Section 37.1 under any of the following circumstances (such event under that circumstance an “Excluded Customer Modification Event”):
(i)	beginning on January 1, 2008, if the Customer Modification Event occurred after the actual cumulative TN Porting Event volume for all United States Service Areas in which Contractor provides Services exceeds Seven Hundred Million (700,000,000) TN Porting Events in the immediately preceding twelve (12) calendar month period (i.e., trailing twelve calendar months); or

(ii)	if a federal rule, regulation or order, (collectively, a “Regulatory Act”) of any regulatory body and its components (a “Regulatory Entity”) having jurisdiction or delegated authority over Contractor, Customer, its member and
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the Users, and the NPAC/SMS specifically and expressly requires the Customer to perform any Customer Modification Event, and Customer does perform such Customer Modification Event; provided, however, that the Regulatory Entity issuing the Regulatory Act has the legal authority to issue the Regulatory Act, and does so in accordance with all applicable requirements to the Regulatory Entity, and provided further that Customer, or Subscribing Customer, including its co-chairs and members in their duly authorized, official capacity as members or otherwise duly authorized to act on behalf of Customer or Subscribing Customer, did not advocate, endorse, lobby, orchestrate, whether directly or indirectly, the Regulatory Entity with respect to the Regulatory Act that is a specific and express requirement for Customer to perform a Customer Modification Event.
Notwithstanding anything herein to the contrary, if the date of an Official Customer Action identified under Section 37.1(b) above occurs prior to the date of the occurrence of a related Excluded Customer Modification Event, then the Monthly Upward Event Triggered Charge Adjustment shall nevertheless apply.
For the avoidance of doubt, the measurement of a cumulative TN Porting Event volume set forth in Paragraph (i) of Section 37.1(c) above concerns actual TN Porting Events.
37.2 Monthly Downward Event Triggered Charge Adjustment
(a)	Calculation and Application of Downward Event Triggered Charge Adjustment
Notwithstanding anything herein to the contrary, upon the occurrence of a Contractor Modification Event (as defined in Section 37.2 below) under any of the Master Agreements between Contractor and Customer on behalf of the Subscribing Customers , and after written notice to Customer, the Net National Monthly Porting Fee set forth in Section 35.1 for calculating the monthly Aggregate Porting Charge for the Service Area shall be adjusted (such adjustment the “Monthly Downward Event Triggered Charge Adjustment”) by decreasing the Net National Monthly Porting Fee by ten percent (10%), regardless of whether one or more Customer Modification Events have occurred. The Monthly Downward Event Triggered Charge Adjustment shall be effective in the month in which the Contractor Modification Event occurred, for any Contractor Modification Event occurring at any time during Initial Term, and shall continue to apply each month thereafter to and including December 31, 2011.
(b)	Contractor Modification Events
For purposes of this Section 37.2, a “Contractor Modification Event” shall mean, subject to Section 37.2(c) below, any Official Contractor Action with respect to the following events that occurs during the Initial Term, but before January 1, 2012, where “Official Contractor Action”
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means a written request by Contractor executed by a duly authorized representative of the Contractor, or otherwise duly authorized to act on behalf of Contractor, acting on behalf of the Contractor, and directed at the Customer, and not its members, concerning an unsolicited request to renegotiate a higher charge, rate or fee for TN Porting Events, or the calculation method for deriving such charge, rates or fees for TN Porting Event that results in a higher charge, rate or fee for TN Porting Events , or the introduction of any terms or conditions under the Master Agreement that could increase the charges, rates or fees per TN Porting Event, or the calculation method for deriving charges, rates or fees per TN Porting Event.
Contractor and Customer agree and acknowledge that nothing in this Section 37.2 prohibits Contractor from engaging in a Contractor Modification Event, provided that upon the occurrence of any Contractor Modification Event, the prevailing charge for TN Porting Events (or Effective Rate, if it applies) is subject to the Monthly Downward Event Triggered Charge Adjustment, as set forth in this Section 37.2.
For the avoidance of doubt, this Section 37.2 (b) shall not apply with respect to any action concerning an adjustment under the Gateway Evaluation Process of Article 32 of the Master Agreement, including requests to negotiate or to waive the application of thereof.
For the avoidance of doubt, the application or non-application of a Monthly Downward Event Triggered Charge Adjustment under this Section 37.2, shall not in any way affect the rescissions set forth in Section 8.2 of Amendment No. 57.
For the avoidance of doubt, the measurement of a cumulative TN Porting Event volume set forth in Section 37.1(c)(i) above concerns actual TN Porting Events, and shall not be interpreted in any way to mean the “Annualized Volume” calculation under Attachment 1A to Exhibit E.
(c)	Exceptions to Contractor Modification Events
An event otherwise qualifying as a Contractor Modification Event shall not be considered a Contractor Modification Event for purposes of this Section 37.2 under any of the following circumstances (such event under that circumstance an “Excluded Contractor Modification Event”):
(i)	If the Contractor Modification Event occurred after the actual cumulative TN Porting Event volume for all United States Service Areas in which Contractor provides Services falls below Two Hundred Fifty Million (250,000,000) TN Porting Events in any calendar year beginning on January 1, 2008 (i.e., when Rate Card No. 4 applies under Exhibit E of the Master Agreement); or

(ii)	If a Regulatory Act of a Regulatory Entity specifically and expressly requires the Contractor to perform any Contractor Modification Event, and Contractor does perform such Contractor Modification Event; provided, however, that the Regulatory Entity issuing the Regulatory Act has the legal authority to issue the Regulatory Act, and does so in accordance with all applicable
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requirements to the Regulatory Entity, and provided further that Contractor, including a duly authorized representative of the Contractor, or otherwise duly authorized to act on behalf of Contractor, acting on behalf of the Company, did not advocate, endorse, lobby, orchestrate, whether directly or indirectly, the Regulatory Entity with respect to the Regulatory Act that is a specific and express requirement for Contractor to perform a Contractor Modification Event.
Notwithstanding anything herein to the contrary, if the date of an Official Contractor Action identified under Section 37.2(b) above occurs prior to the date of the occurrence of an Excluded Contractor Modification Event, then the Monthly Downward Triggered Charge Adjustment shall apply.
For the avoidance of doubt, the measurement of a cumulative TN Porting Event volume set forth in Paragraph (1) of Section 37.2(c) above concerns actual TN Porting Events.
37.3 Special Dispute Resolution Procedures for Customer Modification Event
If Contractor provides Customer with written notice that a Customer Modification Event has taken place, then the following procedures shall be followed:
(a)	Customer or the Subscribing Customer shall, within five (5) calendar days after receipt of notification from Contractor that a Customer Modification Event has taken place, respond to Contractor with written notification as to whether a Customer Modification Event did or did not occur, and reasonably substantiating the position set forth in the notification. Contractor may use that notification, and shall not be considered Confidential Information. Failure of Customer to provide written notification under this Paragraph (a) within such five (5) calendar days shall be deemed advising Contractor that a Customer Modification Event has occurred.

(b)	Within thirty (30) calendar days after receipt of the notification set forth in Paragraph (a) above to the effect that a Customer Modification Event did not occur, Contractor shall provide Customer with written notification advising Customer as to whether a Monthly Upward Event Triggered Charge Adjustment will be applied. A Monthly Upward Event Triggered Charge Adjustment will not be applied unless and until Contractor provides such notice to Customer. If Customer provides notice to Contractor to the effect that a Customer Modification Event did not occur, then failure of Contractor to provide written notification under this Paragraph (b) within such thirty (30) calendar days shall be deemed advising Customer that a Customer Modification Event has not occurred.

(c)	If Customer does not agree with the written notification provided by Contractor under Paragraph (b) above, then Customer shall within thirty (30) calendar days of such notice, advise Contractor of the disagreement in writing. If after sixty (60) days after such notice by Customer the matter has not been resolved, then it shall be deemed a
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dispute and referred to binding arbitration in accordance with the provisions set forth in Section 26.2 of the Master Agreement, except that the place of arbitration shall be Baltimore, MD, and if there are any other disputes concerning the same asserted Customer Modification Event, then all such disputes shall be consolidated into one binding arbitration.
Nothing herein shall prohibit or limit the Parties rights to settle any dispute subject to this Section 37.3 prior to the issuance of an arbitrator’s decision.
The Parties shall continue to honor their respective ongoing obligations, if any, including without limitation the application of a Monthly Upward Event Triggered Charge Adjustment, under the Master Agreement without interruption pending final resolution of a dispute regarding a Monthly Upward Event Triggered Adjustment pursuant to this Section 37.3.
37.4 Special Dispute Resolution Procedures for Contractor Modification Event
If Customer provides Contractor with written notice that a Contractor Modification Event has taken place, then the following procedures shall be followed:
(a)	Contractor shall, within five (5) calendar days after receipt of notification from Customer that a Contractor Modification Event has taken place, respond to Customer with written notification as to whether a Contractor Modification Event did or did not occur, and reasonably substantiating the position set forth in the notification. Customer may use that notification, and shall not be considered Confidential Information. Failure of Contractor to provide written notification under this Paragraph (a) within such five (5) calendar days shall be deemed advising Customer that a Customer Modification Event has occurred.

(b)	Within thirty (30) calendar days after receipt of the notification set forth in Paragraph (a) above to the effect that a Contractor Modification Event did not occur, Customer shall provide Contractor with written notification advising Contractor as to whether a Monthly Downward Event Triggered Charge Adjustment will be applied. A Monthly Downward Event Triggered Charge Adjustment shall not commence unless and until Customer provides such notice to Customer. If Contractor provides notice to Customer to the effect that a Contractor Modification Event did not occur, then failure of Customer to provide written notification under this Paragraph (b) within such thirty (30) calendar days shall be deemed advising Contractor that a Customer Modification Event has not occurred.

(c)	If Contractor does not provide written notification accepting Customer’s notification under Paragraph (b) above, Contractor shall within thirty (30) calendar days of such notice, advise Contractor of the disagreement in writing. If after sixty (60) days after such notice by Contractor the matter has not been resolved, then the matter shall be deemed a dispute and referred to binding arbitration in accordance with the provisions set forth in Section 26.2 of the Master Agreement, except that the place of arbitration
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shall be Baltimore, MD, and that if there are any other disputes concerning the same asserted Contractor Modification Event, then all such disputes shall be consolidated into one binding arbitration.
Nothing herein shall prohibit or limit the Parties rights to settle any dispute subject to this Section 37.4 prior to the issuance of an arbitrator’s decision.
The Parties shall continue to honor their respective ongoing obligations under the Master Agreement, if any, including without limitation the application of a Monthly Downward Event Triggered Charge Adjustment, without interruption pending final resolution of a dispute regarding a Monthly Downward Event Triggered Adjustment pursuant to this Section 37.4.
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